Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277559

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 29, 2024)

$1,000,000,000

0% Convertible Senior Notes due 2031

We are offering $1,000,000,000 principal amount of our 0% Convertible Senior Notes due 2031 (the “notes”). The notes will not bear regular interest, and the principal amount of the notes will not accrete. Special interest will accrue on the notes solely under the circumstances and in the amounts described in this prospectus supplement. The notes will mature on September 15, 2031, unless earlier converted, redeemed or repurchased.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding June 15, 2031, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call (or are deemed to have called, in the case of an “optional redemption” (as defined below)) such notes for redemption (whether for optional or “cleanup redemption” (as defined below)), at any time prior to the close of business on the second scheduled trading day immediately preceding the related redemption date, but only with respect to the notes called (or deemed called, in the case of an optional redemption) for redemption; or (4) upon the occurrence of specified corporate events. On or after June 15, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of notes may convert all or any portion of their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate for the notes will initially be 1.5336 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $652.06 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or to convert its notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period, as the case may be.

We may not redeem the notes prior to September 20, 2029, except in the event of a cleanup redemption as described below. On or after September 20, 2029, we may redeem for cash all or any portion of the notes (subject to the partial redemption limitation, as defined in this prospectus supplement), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption. We refer to such redemption at our option as an “optional redemption” in this prospectus supplement. In addition, we may redeem for cash all, but not less than all, of the notes at any time if the principal amount of notes outstanding at such time is less than 10% of the aggregate principal amount of the notes initially issued under the indenture. We refer to such redemption at our option as a “cleanup redemption” in this prospectus supplement. The redemption price for any optional redemption or cleanup redemption will be 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the applicable redemption date, and we may not specify a redemption date that falls on or after the 31st scheduled trading day immediately preceding the maturity date. No sinking fund is provided for the notes.

If we undergo a fundamental change (as defined in this prospectus supplement), then, subject to certain conditions and except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, if certain conditions are satisfied, holders may require us to repurchase their notes on an optional repurchase settlement date occurring on or around March 20, 2031, at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any (a “holder repurchase option”), as described in this prospectus supplement. We refer to such repurchase of notes at the election of a holder as an “optional repurchase” in this prospectus supplement. We may elect to satisfy some or all of our obligation in respect of the principal amount of the repurchase price for the holder repurchase option by issuing or delivering shares of our common stock in certain circumstances, up to a specified maximum number of shares, with the remainder (if any) of the repurchase price payable in cash, all as further described in this prospectus supplement.

The notes will be our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with all of our liabilities that are not so subordinated (including any borrowings under our existing or future revolving line of credit), effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

	Public Offering Price(1)		Underwriting Discounts		Proceeds to Axon, Before Expenses
	Per Note	Total	Per Note	Total	Per Note	Total
Notes offered hereby	100.00%	$1,000,000,000	1.15%	$11,500,000	98.85%	$988,500,000

(1)	We refer you to “Underwriting” beginning on page S-102 of this prospectus supplement for additional information regarding underwriting compensation.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-20.

If the underwriters sell more notes than the total principal amount of notes set forth above, the underwriters have an option to purchase for settlement within an 11-day period beginning on, and including, the first date on which the notes are issued, up to an additional $150,000,000 aggregate principal amount of notes solely to cover over-allotments, if any.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.” The last reported sale price of our common stock on The NASDAQ Global Select Market on September 15, 2026 was $442.08 per share.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about September 18, 2026, which will be the second trading day after the initial trading date of the notes. Currently, trades in the secondary market for convertible notes ordinarily settle one trading day after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the trading day preceding the delivery of the notes in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Morgan Stanley	J.P. Morgan

RBC Capital Markets	Citigroup

Co-Managers

Baird	Citizens Capital Markets	Needham & Company	Piper Sandler

The date of this prospectus supplement is September 15, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We and the underwriters have not authorized anyone to provide you with any information or to make any representations other than those contained and incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information included or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of the documents in which the information is contained. Our business, financial condition, results of operations and prospects could have changed since those dates.

Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus supplement.

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You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the notes. Neither we nor the underwriters make any representation regarding the legality of an investment in the notes by any person under applicable investment or similar laws.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to purchase any notes in any jurisdiction or to any person where the offer or solicitation is not permitted.

In this prospectus supplement, unless the context otherwise requires and except in the section “Description of Notes,” all references herein to “Axon Enterprise, Inc.,” “Axon,” the “Company,” “we,” “our” or “us” refer to Axon Enterprise, Inc., a Delaware corporation, and its consolidated subsidiaries.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to us or to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, any other companies.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public as well as verbal forward-looking statements. These forward-looking statements include, without limitation, statements regarding: proposed products and services and related development efforts and activities; expectations about the market for our current and future products and services, including statements related to our user base and customer profiles; the impact of pending litigation; strategies and trends relating to subscription plan programs and revenues; statements related to recently completed acquisitions; our anticipation that contracts with governmental customers will be fulfilled; our expectations about the future implementation of new strategies related to artificial intelligence; the timing and realization of future contracted revenue; the fulfillment of bookings; strategies and trends, including the amounts and benefits of, research and development investments; the sufficiency of our liquidity and financial resources; expectations about customer behavior; the impact on our investment portfolio of changes in interest rates; our potential use of foreign currency forward and option contracts; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; statements of management’s strategies, goals and objectives and other similar expressions; as well as the ultimate resolution of financial statement items requiring critical accounting estimates, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”). Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. The following important factors could cause actual results to differ materially from those in the forward-looking statements: our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; the ability of law enforcement agencies to obtain funding, including based on tax revenues; our ability to design, introduce and sell new products, services or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to win bids through the open bidding process for governmental agencies; our ability to manage our supply chain and avoid production delays, shortages and impacts to expected gross margins; the impacts of inflation, macroeconomic conditions and global events; the impact of catastrophic events or public health emergencies; the impact of stock-based compensation expense, impairment expense, and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; negative media publicity or sentiment regarding our products; the impact of various factors on projected gross margins; defects in, or misuse of, our products; changes in the costs of product components and labor; loss of customer data, a breach of security, or an extended outage, including by our third party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the United States and in foreign markets, especially related to the classification of our products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; our ability to integrate acquired businesses; the impact of declines in the fair values or impairment of our investments, including our strategic investments; our ability to attract and retain key personnel; litigation or inquiries and related time and costs; our ability to remediate the material weakness in our internal controls; and counter-party risks relating to cash balances held in excess of federally insured limits. Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

The forward-looking statements made in this prospectus supplement and the documents incorporated by reference herein relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus supplement and the documents incorporated by reference herein or to conform such statements to actual results or revised expectations, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

NON-GAAP FINANCIAL DATA

This prospectus supplement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). To supplement our financial results presented in accordance with GAAP, we have presented the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Gross Margin and Adjusted Gross Margin %, in this prospectus supplement. Our management uses these non-GAAP financial measures in evaluating our performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented in “Summary—Summary Historical Consolidated Financial Data.” The below defines the non-GAAP measures used in this prospectus supplement:

•	EBITDA (Most comparable GAAP Measure: Net income)—Earnings before interest expense, investment interest income, income taxes, depreciation and amortization.

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Adjusted EBITDA (Most comparable GAAP Measure: Net income)—Earnings before interest expense; investment interest income; income taxes; depreciation; amortization; all components of other income (loss), net, which is primarily comprised of fair value adjustments and income or losses related to strategic investments and marketable securities, debt inducement expense associated with the early repurchase of a portion of our 2027 Notes, foreign currency exchange gains and losses, net, and fees incurred related to our Credit Agreement; noncash stock-based compensation expense; transaction and integration costs related to strategic investments and acquisitions, including the change in fair value of contingent consideration arrangements; non-recurring severance costs, including employee cash payments, equity, and related benefits; costs (or subsequent recoveries of prior costs) related to certain legal or regulatory matters we consider outside of our core operating activities; mark-to-market adjustments on our non-qualified deferred compensation liabilities; compensation taxes related to Employee XSP vesting; losses incurred as a result of the disposal, abandonment, and impairment of property, equipment and intangible assets; and inventory step-up amortization related to acquisitions.

•	Adjusted EBITDA Margin (Most comparable GAAP Measure: Net income margin)—Adjusted EBITDA as a percentage of net sales.

•	Free Cash Flow (Most comparable GAAP Measure: Cash flow from operating activities)—Cash flows provided by operating activities minus purchases of property and equipment and intangible assets.

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Adjusted Free Cash Flow (Most comparable GAAP Measure: Cash flow from operating activities)—Free Cash Flow, excluding the net impact of investments in our new Scottsdale, Arizona campus and bond premium amortization.

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Free Cash Flow and Adjusted Free Cash Flow are non-GAAP measures that we believe are useful to investors and management to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

•	Adjusted Free Cash Flow Conversion (Most comparable GAAP measure: Cash flow from operating activities)—Adjusted Free Cash Flow divided by Adjusted EBITDA.

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Adjusted Gross Margin (Most comparable GAAP measure: Gross margin)—Gross margin before noncash stock-based compensation expense; compensation taxes related to Employee XSP vesting; amortization of acquired intangible assets; non-recurring severance costs, including employee cash payments, equity, and related benefits; and inventory step-up amortization related to acquisitions.

•	Adjusted Gross Margin % (Most comparable GAAP measure: Gross margin)—Adjusted Gross Margin as a percentage of net sales.

•	Adjusted SG&A Expenses (Most comparable GAAP measure: SG&A operating expenses)—Selling, general & administrative expenses (“SG&A”) minus SG&A stock-based compensation.

•	Adjusted R&D Expenses (Most comparable GAAP measure: R&D operating expenses)—Research & Development expenses (“R&D”) minus R&D stock-based compensation.

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Adjusted Operating Expense (Most comparable GAAP measure: Operating expenses)—the sum of SG&A operating expenses and R&D operating expenses minus the sum of SG&A stock-based compensation and R&D stock-based compensation.

Caution on Use of Non-GAAP Measures

Although these non-GAAP financial measures are not consistent with GAAP, management believes investors will benefit by referring to these non-GAAP financial measures when assessing our operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to our GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, our GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to our GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP or under a comprehensive set of rules or principles proposed by a third party.

Further, these non-GAAP financial measures may be unique to us, as they may be different from similarly titled non-GAAP financial measures used by other companies. As such, the presentation of non-GAAP financial measures in this prospectus supplement may not enhance the comparability of our results to the results of other companies.

CERTAIN STATISTICAL DEFINITIONS

This prospectus supplement contains a presentation of net revenue retention, annual recurring revenue, total addressable market and future contracted bookings.

Net revenue retention is an important metric to measure our ability to retain and expand our relationships with existing customers. We calculate it as the software, camera and TASER warranty subscription and support revenue from a base set of agency customers from which we generated Axon Cloud subscription and warranty revenue in the last month of a quarter divided by the software and camera warranty subscription and support revenue from the year-ago month of that same customer base. This calculation includes high-margin warranty revenue but purposely excludes the lower-margin hardware subscription component of the customer contracts, as it is meant to be a SaaS metric that we use to monitor the health of the recurring revenue business we are building. This calculation also excludes the implied monthly revenue contribution of customers that were added since the year-ago quarter, and therefore excludes the benefit of new customer acquisition. The metric includes customers, if any, that terminated during the annual period, and therefore, this metric is inclusive of customer churn. This metric is downwardly adjusted to account for the effect of phased deployments—meaning that, for the year-ago period, we consider the total contractually obligated implied monthly revenue amount, rather than monthly revenue amounts that might have been in actuality smaller on a GAAP basis due to the customer not having yet fully deployed their Axon solution.

Annual recurring revenue is a performance indicator that management believes provides more visibility into the growth of our revenue generated by our highest margin, recurring services. Annual recurring revenue should be viewed independently of revenue and deferred revenue because it is an operating measure and is not intended to be combined with or to replace GAAP revenue or deferred revenue, as they can be impacted by contract start and end dates and renewal rates. Annual recurring revenue is not intended to be a replacement or forecast of revenue or deferred revenue. We calculate annual recurring revenue as monthly recurring license, integration, warranty and storage revenue, annualized.

Our total addressable market (TAM) methodology estimates annual potential spending on Axon products by considering total possible users in regions and markets we are selling into or that we intend to sell into in the near future (in each case), based on publicly available user data by job category from U.S. Bureau of Labor Statistics and other public sources, as well as current annual subscription pricing for existing products and estimated annual pricing for future products, based on an analysis of market-supported pricing. Note that with Axon’s integrated bundles, under ASC 606, product (hardware) revenue is recognized upon shipment to the customer and service (software) revenue is recognized over time as a time-based obligation to the customer. The TAM, as presented, shows potential annual subscription spending. Subscription spending equals revenue recognized over the life of a multi-year contract, but spending and revenue do not always match up in the same year due to the timing difference between subscription-based payments and revenue recognition. The Digital Evidence Management TAM products include Axon Evidence licenses and storage for both 1P and 3P devices. “Added software” includes Auto-Tagging, Redaction, Third-Party Video Playback, Performance, Community Request, My90 and Axon Fleet software, including ALPR. Real-time operations includes Axon Respond, Axon Dispatch and Fusus. The Axon Air TAM includes Axon drone and robotic security solutions, Sky-Hero and Dedrone.

Future contracted bookings is an operational metric that tracks our total unfulfilled contracted bookings, including remaining performance obligations, in addition to contracts with certain termination or other clauses that exclude them from remaining performance obligations. Total future contracted bookings for products and services represent total orders that the Company has received and not yet performed. Beginning during the quarter ended September 30, 2025, we updated future contracted bookings to include cumulative gross bookings, including amounts associated with third-party agent arrangements, where we may only recognize the net portion expected to be paid on behalf of our customers as revenue. The impact of this change in historical periods was determined to be immaterial, so historical amounts presented herein have not been recast. The amounts associated with third-party agent arrangements not recognized will be eliminated from future contracted bookings upon fulfillment. This operational metric is subject to change based on future events, including terminations for convenience, the execution of optional periods or other contract modifications or cancellations. This operational metric may be unique to us, as it may be different from similarly titled operational metrics used by other companies. As such, the presentation of this operational metric may not enhance the comparability of our results to the results of other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, you should read this entire prospectus supplement, including the section titled “Risk Factors” and our 2025 Form 10-K, including the section titled “Risk Factors” and our consolidated financial statements and the related notes thereto, which 2025 Form 10-K is incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference in this prospectus supplement, before making a decision whether to invest in our securities.

Overview

Axon Enterprise, Inc. (“Axon,” the “Company,” “we” or “us”) is a technology company that provides integrated hardware and software solutions. Founder-led since 1993, Axon began with a mission to protect life and has grown into a global technology company serving a range of customers. Our products and services allow customers across the public and private sector to capture and use critical data to support fully-connected operational workflows. Our trusted network seamlessly integrates software and hardware with a range of connected devices, including TASER energy devices, cameras and sensors, drones and robotics, cloud-based evidence management, records management, real-time operations software, critical incident and emergency response systems, immersive training, and productivity tools—all enhanced by artificial intelligence (“AI”). Designed to work together, these solutions create a unified, data-driven operating system that prioritizes safety and helps protect people and places with greater speed, accuracy, transparency, and accountability.

Our integrated technology platform of hardware and software solutions advances our mission to (i) make the bullet obsolete, (ii) reduce social conflict, and (iii) enable a fair and effective justice system. Our products and technology solutions address complex, high-stakes challenges, and our mission attracts top talent. We aim to invent and deliver technology solutions that progressively make the right things easier and the wrong things harder every day.

We believe we are serving a $159 billion total addressable market (TAM). By end customer, we believe that our TAM is comprised of approximately $19 billion related to U.S. state and local customers, $48 billion related to enterprise customers, $76 billion related to international government customers, $12 billion related to U.S. federal customers and $5 billion related to civilian customers. As of June 30, 2026, approximately 75% of our revenue is derived from U.S. state and local law enforcement customers, which represents approximately 15% penetration of the $19 billion TAM that we believe is attributable to that segment. By product area, we believe that our TAM is comprised of approximately $41 billion related to digital evidence management and add-ons, $14 billion related to TASER and training, $13 billion related to body cameras, $17 billion related to AI plans, $25 billion related to real-time operations, $20 billion related to drones and robotics and $30 billion related to vehicle intelligence.

Axon is a diversified technology company with employees distributed across multiple geographies. Alongside our primary corporate headquarters in Scottsdale, Arizona, we have hubs in many major cities across the United States and ongoing international expansion across Europe, Asia, and the Americas, as we continue to drive our mission globally.

Axon’s operations comprise two reportable segments:

1.	Software and Services: We develop, manufacture and sell cloud-based Software-as-a-Service (“SaaS”) solutions that leverage AI and enable our customers to capture, securely store, manage, share and analyze video and other digital evidence. Our software offerings also support productivity and real-time operations.

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Connected Devices: We develop, manufacture and sell fully integrated hardware solutions such as conducted energy devices (“CEDs”) sold under the TASER brand, body cameras, fixed and in-car cameras, drone and counter-drone technologies, and a broad ecosystem of accessories, extended warranties and related hardware products.

Key Product Category Revenue Drivers: What We Offer

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Axon’s products and services are designed to operate as an integrated ecosystem consisting of integrated connected hardware devices, cloud-hosted software applications and real-time operational tools. Our revenue is derived from a combination of hardware sales, multi-year recurring software subscriptions, professional services, and extended warranties. Our net revenue retention was 126% in the quarter ended June 30, 2026. Additionally, as of June 30, 2026 we had $15.1 billion in future contracted bookings, representing a 46% compounded annual growth rate (“CAGR”) compared to $3.3 billion in future contracted bookings as of June 30, 2022.

The following describes the principal product categories that drive revenue across our two reportable segments:

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Software and Services: Axon has a suite of cloud-based, SaaS solutions that deeply integrate with our hardware to benefit customers and drive annual recurring revenue, which totaled $1.6 billion as of June 30, 2026, representing a 42% CAGR compared to $398 million in annual recurring revenue as of June 30, 2022. Revenue from our SaaS solutions is primarily driven from subscription licensing, premium offering adoptions, and ecosystem expansion. Our SaaS solutions can be best categorized into three categories:

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Digital Evidence Management: Axon Evidence is a secure, cloud-based platform that enables public safety to efficiently store, manage and share critical evidence while ensuring chain of custody and compliance.

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Productivity Solutions: Our productivity suite includes Axon Records, Axon Standards, and a suite of solutions available under our AI Era Plan, including Real-Time Translation, Draft One, Policy Chat, and Auto-Transcribe, among others. These offerings are designed to boost efficiency and improve decision-making through automation, data integration, and intelligent workflows.

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Axon continued to see strong adoption of its AI and counter-drone offerings, with AI Era revenue growing nearly 700% during the three months ended June 30, 2026, as compared to the three months ended June 30, 2025.

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Real-time Operations: Our real-time operations capabilities, which include Axon Respond, integrates location data, signal alerts and video feeds to provide a complete picture of evolving situations as they occur.

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Connected Devices: Our Connected Devices segment consists of hardware products that seamlessly integrate with our suite of software solutions to revolutionize our customers’ capabilities for capturing, analyzing, and responding to real-world events. Revenue in this segment is derived from device sales, accessories, and related extended warranties. These products are designed to operate as a networked system and include devices such as cameras, sensors, drones, and personal protection equipment across the following three categories:

•	TASER: We develop smart devices, tools and services that support public safety officers in de-escalating situations, avoiding or minimizing use of force and aiding consumer personal protection. TASER energy devices are used by public safety customers as a less-lethal force option to de-escalate conflict. Revenue is generated through device sales, cartridges, accessories, and extended warranties.

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Personal Sensors: Axon devices address many needs, including transparency, real-time situational awareness, and accurate capture and integration of evidence with software workflows. Product categories within personal sensors include Axon Body cameras and accessories. Our software solutions also support an open ecosystem of connected devices produced by other vendors.

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Platform Solutions: Platform Solutions include Axon Fleet in-car video systems, fixed cameras, drone and counter-drone technology, virtual reality (“VR”) training hardware, and other devices that support operational awareness.

•	Dedrone revenue surpassed $100 million in the quarter ended June 30, 2026.

Our research & development investments support continuous innovation on behalf of our customers. Our financial strategy is to build highly recurring, highly profitable businesses and to drive growth through this purposeful product innovation.

Sales and Distribution: Who We Sell To and Where We Deliver

Our core customers across the public and private sectors include U.S. federal, state, and local governments, international governmental entities, commercial enterprises, and consumers. Axon’s sales force and strong customer relationships represent key strategic advantages. Although the majority of our revenues are generated via direct sales, we also leverage distribution partners and third party resellers. Over 95%+ of our revenue for the year ended December 31, 2025, was tied to customers on subscription plans. No customer represented more than 10% of total net sales for the years ended December 31, 2025, 2024 or 2023. As we diversify into new markets, we have been investing in sales personnel and strategic headcount additions to support growth in these markets.

Recent Developments

Credit Agreement Amendment

In connection with this offering, we have entered into a second amendment (the “Second Amendment”) to our credit agreement, by and among Axon Enterprise, Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Credit Agreement, dated December 15, 2022, among the Company, as borrower, the Administrative Agent, J.P. Morgan Securities LLC, as sole bookrunner and sole left lead arranger, and the other lenders party thereto from time to time (as amended, supplemented or otherwise modified, the “Credit Agreement”). The Second Amendment is expected to become effective substantially concurrently with, and its effectiveness is conditioned upon, the consummation of this offering. The Second Amendment is expected to increase the existing revolving credit facility (the “Revolving Facility”) under the Credit Agreement from $300.0 million to $500.0 million, with the ability to increase the Revolving Facility by an additional $150.0 million, extend the maturity date of the Credit Agreement from March 11, 2030 to up to five years from the closing of the Second Amendment (such maturity date being the earliest to occur of (a) the fifth anniversary of the closing of the Second Amendment, expected to be September 18, 2031, (b) the date that is 91 days prior to the stated maturity date of the notes offered hereby, unless such notes have been redeemed, repurchased, converted or defeased in full, and any refinance indebtedness incurred in connection therewith has a stated maturity date of at least 91 days after the date that is 5 years from the closing of the Second Amendment, (c) the date that is 91 days prior to March 20, 2031 (the expected optional repurchase date of the notes offered hereby), but only if (i) either (x) we have timely provided a notes put share settlement notice to the Administrative Agent from, and including, December 11, 2030 to, and including, December 18, 2030, electing to settle any optional repurchases of notes by delivering the maximum number of shares of our common stock we are then permitted to deliver in respect of such optional repurchases under the notes (a “Lender Put Share Settlement Notice”) and the last reported sale price per share of our common stock is less than $350 on December 18, 2030, or (y) we have not timely provided a Lender Put Share Settlement Notice and the last reported sale price per share of our common stock on December 18, 2030, is less than the conversion price then in effect for the notes and (ii) the notes have not been redeemed, repurchased, converted or defeased in full, and (d) the date that is 91 days prior to the stated maturity date of any other permitted convertible indebtedness we may issue, unless such other indebtedness has been redeemed, repurchased, converted or defeased in full, and any refinance indebtedness incurred in connection therewith has a stated maturity date of at least 91 days after the date that is 5 years from the closing of the Second Amendment), permit this offering and provide for other updates to the covenants and terms of the Credit Agreement. See “Description of Other Indebtedness—Credit Agreement.” Affiliates of one or more of the underwriters act as agents and/or lenders under the Credit Agreement. We refer to the Second Amendment, together with the offering of the notes, and the use of proceeds therefrom, as the “Transactions.”

Corporate History and Information

We were incorporated in Arizona in September 1993 as ICER Corporation. We changed our name to AIR TASER, Inc. in December 1993 and to TASER International, Incorporated in April 1998. In January 2001, we reincorporated in Delaware as TASER International, Inc. and, in April 2017, changed our name to Axon Enterprise, Inc.

Our principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona, 85255 and our telephone number is (1-800) 978-2737. Our website address is www.axon.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase the notes in this offering.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. A more detailed description of the terms and conditions of the notes is contained under the heading “Description of Notes” in this prospectus supplement. As used in this section, “we,” “our” and “us” refer only to Axon Enterprise, Inc. and not to its consolidated subsidiaries, and the common stock of Axon Enterprise, Inc., par value $0.00001 per share, is referred to as the “common stock.”

Issuer	Axon Enterprise, Inc., a Delaware corporation.

Securities	$1,000,000,000 principal amount of 0% Convertible Senior Notes due 2031 (plus up to an additional $150,000,000 principal amount pursuant to the underwriters’ over-allotment option).

Maturity	September 15, 2031, unless earlier converted, redeemed or repurchased.

Settlement	We expect that delivery of the notes will be made to investors on or about September 18, 2026, which will be the second trading day after the initial trading date of the notes. Currently, trades in the secondary market for convertible notes ordinarily settle one trading day after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the trading day preceding the delivery of the notes in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

No Regular Interest; Special Interest	The notes will not bear regular interest, and the principal amount of the notes will not accrete. We will pay special interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” and under the circumstances described under “Description of Notes—No Regular Interest; Special Interest.”

Conversion Rights	Holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount of notes, at their option at any time prior to the close of business on the business day immediately preceding June 15, 2031, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•

if we call (or are deemed to have called, in the case of an optional redemption) such notes for redemption (whether for optional or cleanup redemption), at any time prior to the close of business on the second scheduled trading day immediately preceding the related redemption date, but only with respect to the notes called (or deemed called, in the case of an optional redemption) for redemption; or

•	upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events.”

On or after June 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of notes may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at their option, regardless of the foregoing conditions.

The conversion rate for the notes is initially 1.5336 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $652.06 per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

If we elect to deliver cash or a combination of cash and shares of our common stock, the amount of cash and number of shares of common stock, if any, due upon conversion of a note will be based on a daily conversion value for the notes (as described herein) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption as described under “Description of Notes—Optional Redemption,” we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or to convert its notes called (or deemed called, in the case of an optional redemption) for redemption in connection with such notice of redemption, as the case may be, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid special interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash and shares of our common stock, if any, paid or delivered, as the case may be, to you upon conversion of a note.

Redemption	No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically, and the notes may only be redeemed as described below. The redemption price for any optional redemption or cleanup redemption described below will be 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the applicable redemption date, and we may not specify a redemption date that falls on or after the 31st scheduled trading day immediately preceding the maturity date.

See “Description of Notes—Redemption—General.”

Redemption at Our Option	Except as described below opposite the caption “—Cleanup Redemption,” we may not redeem the notes prior to September 20, 2029. On or after September 20, 2029, we may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described below), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If we redeem less than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, our delivery of the relevant notice of redemption (the “partial redemption limitation”). We refer to such redemption at our option as an “optional redemption” in this prospectus supplement. See “Description of Notes—Redemption—Optional Redemption.”

Cleanup Redemption

We may redeem for cash all, but not less than all, of the notes at any time if the principal amount of notes outstanding at such time is less than 10% of the aggregate principal amount of the notes initially issued under the indenture (including any additional notes issued pursuant to the underwriters’ over-allotment option). We refer to such redemption at our option as a “cleanup redemption” in this prospectus supplement. See “Description of Notes—Redemption—Cleanup Redemption.”

Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes—Generally”), then, subject to certain conditions and except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Repurchase at the Option of Holders	Noteholders may require us to repurchase their notes on an optional repurchase settlement date occurring on or around March 20, 2031, at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any (a “holder repurchase option”). We refer to such repurchase of notes at the election of a holder as an “optional repurchase” in this prospectus supplement. We may elect to satisfy some or all of our obligation in respect of the principal amount of the repurchase price for the holder repurchase option by delivering shares of our common stock in certain circumstances, up to a specified maximum number of shares, with the remainder (if any) of the repurchase price payable in cash, all as further described in this prospectus supplement. See “Description of Notes—Repurchase of Notes by Us at the Option of Holders.”

Ranking	The notes will be our general unsecured obligations and will rank:

•	senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment with all of our liabilities that are not so subordinated (including any borrowings under our existing or future revolving line of credit);

•	effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of June 30, 2026, after giving effect to the Transactions (assuming no exercise of the underwriters’ over-allotment option), we would have had $2,750.0 million long-term debt outstanding and $490.9 million available to be drawn under our revolving line of credit (after giving effect to our outstanding letters of credit). For the six months ended June 30, 2026, our subsidiaries accounted for 20%

of our total revenue, and approximately 21% and 8% of our total consolidated assets and liabilities (excluding the effects of intercompany transactions). The notes will be structurally subordinated to liabilities of our subsidiaries.

The indenture governing the notes will not limit the amount of debt or other liabilities that we or our current or future subsidiaries may incur.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $986.0 million (or approximately $1,134.3 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We have entered into capped call transactions with certain of the underwriters or their affiliates and other financial institutions (the “option counterparties”) with respect to the notes. We intend to use $99.9 million of the net proceeds from this offering to pay the cost of the capped call transactions.

We intend to use the remainder of the net proceeds of this offering for general corporate purposes, which may include, among other things, providing capital to support our growth and to acquire or invest in product lines, products, services or technologies, including through acquisitions of, or investments in, other businesses.

If the over-allotment option granted to the underwriters is exercised with respect to the notes, we intend to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties. If the underwriters exercise their over-allotment option in full, we intend to use approximately $15.0 million of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties. See “Use of Proceeds.”

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Certain U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax considerations of the purchasing, ownership, disposition and conversion of the notes, and the ownership and disposition of shares of our common stock into which the notes may be converted, see “Certain U.S. Federal Income Tax Consequences.”

Capped Call Transactions	In connection with the pricing of the notes, we have entered into privately negotiated capped call transactions with the option counterparties with respect to the notes. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $1,049.94, which represents a premium of 137.5% above the last reported sale price of our common stock on The NASDAQ Global Select Market on the date of pricing of this offering, and is subject to certain adjustments under the terms of the capped call transactions.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of our common stock in open market transactions following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling shares of our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of the notes, following any redemption of the notes by us or following any repurchase of the notes by us in connection with any fundamental change or holder repurchase option and (y) are likely to do so following any other repurchase of the notes by us, if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes or repurchase observation period related to an exercise of the holder repurchase option, it could affect the number of shares of our common stock and value of the consideration that a holder will receive upon conversion or optional repurchase of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering is completed, the option counterparty party thereto may unwind its hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—The capped call transactions may affect the value of the notes and our common stock” and “Underwriting—Capped Call Transactions.”

The NASDAQ Global Select Market Symbol for Our Common Stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.”

Trustee, Paying Agent, Registrar and Conversion Agent	U.S. Bank Trust Company, National Association.

Risk Factors	Investing in the notes involves risks. You should read the “Risk Factors” section and the other information included or incorporated by reference in this prospectus supplement for a discussion of factors to consider carefully before investing in the notes.

Except as otherwise noted, we have presented the information in this prospectus supplement assuming no exercise by the underwriters in this offering of their over-allotment option to purchase up to an additional $150,000,000 aggregate principal amount of notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth our summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated statements of operations data, cash flow data and balance sheet data as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 are derived from our audited consolidated financial statements included in our 2025 Form 10-K, which is incorporated by reference into this prospectus supplement. The summary historical consolidated statements of operations data as of and for the six months ended June 30, 2026 and 2025 and the related other data, and the summary balance sheet data as of June 30, 2026, provided in the tables below have been derived from, and should be read together with, our unaudited consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.

The operating results for any period should not be considered indicative of results for any future period and our interim results are not necessarily indicative of the results to be expected for the full year. The following summary consolidated financial data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our 2025 Form 10-K, which is incorporated by reference into this prospectus supplement.

	Years Ended December 31,			Six Months Ended June 30,
	2025	2024	2023	2026	2025
	(In thousands)
Consolidated Statements of Operations Data:
Net sales from products	$1,576,864	$1,221,292	$964,002	$959,374	$717,256
Net sales from services	1,202,672	861,234	596,697	752,360	554,915

Net sales	2,779,536	2,082,526	1,560,699	1,711,734	1,272,171

Cost of product sales	809,303	618,136	447,708	476,017	363,688
Cost of service sales	312,108	223,010	157,538	211,984	139,001

Cost of sales	1,121,411	841,146	605,246	688,001	502,689

Gross margin	1,658,125	1,241,380	955,453	1,023,733	769,482

Operating expenses:
Selling, general and administrative	1,035,893	741,247	494,884	550,075	465,721
Research and development	684,308	441,593	303,719	397,637	313,590

Total operating expenses	1,720,201	1,182,840	798,603	947,712	779,311

Income (loss) from operations	(62,076)	58,540	156,850	76,021	(9,829)
Interest income	75,431	43,693	49,107	17,426	33,857
Interest expense	(94,238)	(7,098)	(6,995)	(56,744)	(36,507)
Other income (loss), net	99,857	286,369	(41,901)	196,202	81,987

Income before provision for income taxes	18,974	381,504	157,061	232,905	69,508
Provision for (benefit from) income taxes	(105,682)	4,470	(18,722)	34,166	(54,589)

Net income	$124,656	$377,034	$175,783	$198,739	$124,097

	Years Ended December 31,			Six Months Ended June 30,
	2025	2024	2023	2026	2025
	(In thousands)
Foreign currency translation adjustments	6,265	(7,874)	(4,352)	(4,500)	5,517
Unrealized gain (loss) on available-for-sale investments	113	369	852	(111)	(51)

Comprehensive income	$131,034	$369,529	$172,283	$194,128	$129,563

Cash Flow Data:
Net cash provided by (used in) operating activities	211,339	408,312	189,263	(11,440)	(65,910)
Net cash provided by (used in) investing activities	(724,930)	(490,573)	12,476	(465,762)	(1,088,749)
Net cash provided by (used in) financing activities	1,252,465	(45,437)	41,314	(122,618)	1,308,861
Additional Financial Information:
Adjusted EBITDA(1)	$710,155	$521,375	$331,396	$443,654	$326,802
Adjusted EBITDA Margin(1)	25.5%	25.0%	21.2%	25.9%	25.7%
Adjusted Free Cash Flow(1)	85,639	344,304	148,111	(54,834)	(108,007)
Adjusted Gross Margin(1)	1,739,093	1,315,447	965,192	1,066,044	807,174
Adjusted Gross Margin %(1)	62.6%	63.2%	61.8%	62.3%	63.4%

(1)

For descriptions of the non-GAAP measures presented in the table above, please see “Non-GAAP Financial Data.” For reconciliations of the non-GAAP measures to the most comparable GAAP measures, please see “Non-GAAP Reconciliations” below.

	As of December 31,		As of June 30,
	2025	2024	2026
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$1,201,147	$454,844	$597,704
Total assets	7,000,313	4,474,588	7,481,157
Total liabilities	3,757,655	2,146,923	3,806,620
Total stockholders’ equity	3,242,658	2,327,665	3,674,537

Non-GAAP Reconciliations

Non-GAAP financial information is presented for supplemental informational purposes only and should not be considered to be a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures should be considered along with, but not as an alternative to, measures calculated in accordance with GAAP. See “Non-GAAP Financial Data.” The following tables reconcile net income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, net cash provided by operating activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion, gross profit to Adjusted Gross Margin and Adjusted Gross Margin %, SG&A operating expenses to Adjusted SG&A Expenses, R&D operating expenses to Adjusted R&D Expenses, and operating expenses to Adjusted Operating Expenses, in each case for the periods indicated.

	Years Ended December 31,			Six Months Ended June 30,
	2025	2024	2023	2026	2025
	(In thousands)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin:
Net income	$124,656	$377,034	$175,783	$198,739	$124,097
Depreciation and amortization	86,789	56,815	32,638	60,961	38,519
Interest expense	94,238	7,098	6,995	56,744	36,507
Investment interest (income)	(75,431)	(43,693)	(49,107)	(17,426)	(33,857)
Provision for (benefit from) income taxes	(105,682)	4,470	(18,722)	34,166	(54,589)

EBITDA	$124,570	$401,724	$147,587	$333,184	$110,677

Adjustments:
Other (income) loss, net	$(101,101)	$(283,217)	$41,785	$(196,202)	$(83,088)
Stock-based compensation expense	610,151	382,604	131,358	278,005	279,483
Severance costs	31,816	—	—	2,730	—
Non-qualified deferred compensation liability adjustments	3,118	—	—	2,137	1,561
Transaction costs related to strategic investments and acquisitions	15,588	15,249	4,501	11,048	4,957
Loss on disposal, abandonment and impairment of property, equipment and intangible assets	1,059	—	317	—	—
Loss recoveries	—	—	(3,404)	—	—
Inventory step-up amortization	607	609	—	—	607
Litigation and regulatory costs	9,579	1,761	241	3,220	2,823
Compensation taxes related to Employee XSP vesting	14,768	2,645	9,011	9,532	9,782

Adjusted EBITDA	$710,155	$521,375	$331,396	$443,654	$326,802

Net income (loss) as a percentage of net sales	4.5%	18.1%	11.3%	11.6%	9.8%
Adjusted EBITDA Margin	25.5%	25.0%	21.2%	25.9%	25.7%

	Years Ended December 31,			Six Months Ended June 30,
	2025	2024	2023	2026	2025
	(In thousands)
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion:
Net cash provided by operating activities	$211,339	$408,312	$189,263	$(11,440)	$(65,910)
Purchases of property and equipment	(136,258)	(78,785)	(59,635)	(44,174)	(47,815)
Purchases of intangible assets	—	—	(635)	—	—

Free Cash Flow, a non-GAAP measure	$75,081	$329,527	$128,993	$(55,614)	$(113,725)

Bond amortization	8,738	12,186	16,449	366	4,549
Net campus investment	1,820	2,591	2,669	414	1,169

Adjusted Free Cash Flow	$85,639	$344,304	$148,111	$(54,834)	$(108,007)

(/) Adj. EBITDA	710,155	521,375	331,396	443,654	326,802

Adjusted Free Cash Flow Conversion %	12%	66%	45%	(12)%	(33)%

Adjusted Gross Margin and Adjusted Gross Margin %:
Gross margin	$1,658,125	$1,241,380	$955,453	$1,023,733	$769,482
Stock-based compensation expense	53,217	60,089	6,595	21,844	25,448
Amortization of acquired intangible assets	23,063	13,369	3,144	19,267	10,149
Compensation taxes related to Employee XSP vesting	2,074	—	—	1,059	1,488
Severance costs	2,007	—	—	141	—
Inventory step-up amortization	607	609	—	—	607

Adjusted Gross Margin	$1,739,093	$1,315,447	$965,192	$1,066,044	$807,174

Gross margin %	59.7%	59.6%	61.2%	59.8%	60.5%
Adjusted Gross Margin %	62.6%	63.2%	61.8%	62.3%	63.4%
Adjusted SG&A Operating Expenses
SG&A operating expenses	$1,035,893	$741,247	$494,884	$550,075	$465,721
SG&A stock-based compensation	342,362	190,561	58,533	137,507	143,534

Adjusted SG&A operating expenses	$693,531	$550,686	$436,351	$412,568	$322,187

Adjusted R&D Operating Expenses
R&D operating expenses	$684,308	$441,593	$303,719	$397,637	$313,590
R&D stock-based compensation	237,812	131,954	66,230	119,140	110,501

Adjusted R&D operating expenses	$446,496	$309,639	$237,489	$278,497	$203,089

Adjusted Operating Expenses
Operating expenses	$1,720,201	$1,182,840	$798,603	$947,712	$779,311
Stock-based compensation	580,174	322,515	124,763	256,647	254,035

Adjusted operating expenses	$1,140,027	$860,325	$673,840	$691,065	$525,276

RISK FACTORS

An investment in the notes involves risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto in our Annual Report for the year ended December 31, 2025 and our Quarterly Report for the quarterly period ended June 30, 2026, each of which is incorporated by reference in this prospectus supplement, before investing in the notes. Each of the risks described in such documents and below could materially and adversely affect our business, financial condition, or results of operations. The selected risks described below or incorporated by reference in this prospectus supplement, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, or results of operations.

Risks Related to Our Indebtedness, this Offering and the Notes

The notes will be effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries.

The notes will be our general unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated (including any borrowings under our existing or future revolving line of credit, our 6.125% Senior Notes due 2030 (the “2030 Notes”) and our 6.250% Senior Notes due 2033 (the “2033 Notes,” and, with the 2030 Notes, the “Existing Notes”)); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to any indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will they prohibit any of our subsidiaries from incurring additional liabilities.

As of June 30, 2026, after giving effect to the Transactions (assuming no exercise of the underwriters’ over-allotment option), we would have had $2,750.0 million long-term debt outstanding and $490.9 million available to be drawn under our revolving line of credit (after giving effect to our outstanding letters of credit). For the six months ended June 30, 2026, our subsidiaries accounted for 20% of our total revenue, and approximately 21% and 8% of our total consolidated assets and liabilities (excluding the effects of intercompany transactions). The notes will be structurally subordinated to liabilities of our subsidiaries.

Our increased level of indebtedness following the Transactions could have important consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•

requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, future acquisitions, capital expenditures and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	putting us at a disadvantage compared to our competitors with less indebtedness.

The notes are our obligations only, and a portion of our operations is conducted through, and a portion of our consolidated assets is held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A portion of our operations is conducted through, and a portion of our consolidated assets is held by, our subsidiaries. Accordingly, our ability to service our debt, including the notes, may depend in part on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our businesses to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our businesses may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

In addition, the number of shares of our common stock available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor may not be sufficient for the implementation of a convertible arbitrage strategy. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. We cannot assure you that a sufficient number of shares of our common stock will be available to borrow on commercial terms, or at all, to potential purchasers in this offering or holders of the notes. If investors in this offering or potential purchasers of the notes that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Volatility in the market price and trading volume of our common stock, the condition of the financial markets, prevailing interest rates and other factors could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or in the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, many of which are beyond our control, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes. In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. In particular, there have been recent concerns regarding expected increases in both short- and long-term interest rates, driven in part by a projected rise in inflation, and if those concerns prove to be valid, then the trading price of the notes may fall significantly.

We and our subsidiaries may still incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our existing and future debt instruments, some of which may be secured debt. Although our revolving line of credit restricts, and future debt instruments may restrict, our ability to incur additional indebtedness, including secured indebtedness, we will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on our debt, including the notes, when due.

We may not have the ability to repurchase the notes upon a fundamental change or optional repurchase, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right, subject to certain conditions and limited exceptions, to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” Holders of the notes will also have the right, if certain conditions are satisfied, to require us to repurchase their notes on an optional repurchase settlement date occurring on or around March 20, 2031, at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any (a “holder repurchase option”), and we may elect to satisfy such repurchase price by delivering our common stock only in certain circumstances and subject to a maximum number of shares deliverable, with any shortfall payable in cash, as described under “Description of Notes—Repurchase of Notes by Us at the Option of Holders.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion, we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion of Notes—Settlement Upon Conversion.”

We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness at such time. Our failure to repurchase notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture governing the notes or the fundamental change itself could also lead to a default under agreements governing our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Redemption may adversely affect your return on the notes.

Except as described in the second succeeding sentence with respect to a cleanup redemption, we may not redeem the notes prior to September 20, 2029. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation), at our option, on or after September 20, 2029 if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption. In addition, we may redeem for cash all, but not less than all, of the notes at any time if the principal amount of notes outstanding at such time is less than 10% of the aggregate principal amount of the notes initially issued under the indenture. The redemption price for any optional redemption or cleanup redemption will be 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the applicable redemption date, and we may not specify a redemption date for the notes that falls on or after the 31st scheduled trading day immediately preceding the maturity date.

As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low, and you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, notwithstanding the partial redemption limitation, an optional redemption of less than all of the outstanding notes in an optional redemption will likely harm the liquidity of the market for the unredeemed notes following such redemption. Accordingly, if your notes are not redeemed in a partial optional redemption, you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline. See “Description of Notes—Redemption.”

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert their notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current, rather than long-term, liability, which would result in a material reduction of our net working capital.

Because the notes will not bear regular interest, you may not earn a return on your investment in the notes.

The notes will not bear regular interest, and the principal amount of the notes will not accrete. Although special interest will accrue on the notes in certain circumstances, as described under the caption “Description of Notes—Events of Default,” the notes may mature or be redeemed by us without the accrual or payment of any interest. Accordingly, you may not earn any return on your investment in the notes unless you resell them at a price that exceeds the price at which you purchased the notes or you realize a gain in connection with the conversion of your notes. You may not be able to resell your notes at favorable prices, and the trading price of our common stock may never exceed the conversion price of the notes. As a result, your investment in the notes may not earn any return at all and may result in losses.

Conversion of the notes, or any issuance or delivery of our common stock in connection with the holder repurchase option, may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the notes, or any issuance or delivery of our common stock in connection with the holder repurchase option, may dilute the ownership interests of our stockholders. Upon conversion of the notes, we have the option to pay and/or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election. In addition, we may elect to satisfy some or all of our obligation in respect of the principal amount of the repurchase price for holders exercising any holder repurchase option by issuing or delivering shares of our common stock in certain circumstances. If we elect to settle our conversion obligation in shares of our common stock or a combination of cash and shares of our common stock, or to deliver any shares of our common stock in connection with the holder repurchase option, any sales in the public market of our common stock so issuable could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the shares of our common stock issuable or deliverable upon conversion of the notes or in connection with the holder repurchase option, as the case may be, could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock, or anticipated issuance or delivery of shares of our common stock in connection with the holder repurchase option, could depress the price of our common stock.

The accounting treatment for convertible debt securities that may be settled in shares, such as the notes, could have a material effect on our reported financial results.

The accounting treatment for reflecting the notes on our balance sheet, including the amortization of debt issuance costs into interest expense, reflecting the underlying shares of our common stock in our reported diluted earnings per share, and potentially reclassifying the notes as a current, rather than long-term, liability, may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of debt issuance costs. These debt issuance costs will be treated like a debt discount for accounting purposes and will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash special interest payments, if any, we may be required to pay on the notes, which will result in lower reported income.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if noteholders acquire the right to require us to repurchase their notes upon a fundamental change or optional repurchase, or if we elect or are required to settle all or a portion of the notes in cash, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than long-term, liability. This could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent our conversion obligation or our obligation to pay the repurchase price upon exercise of the holder repurchase option includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but, to the extent either our conversion obligation or our obligation to pay the repurchase price upon exercise of the holder repurchase option includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation (the “certificate of incorporation”) or our bylaws, as amended (the “bylaws”) requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to the conversion of your notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional shares of common stock)), the last trading day of the relevant observation period (if we have elected to pay or deliver, as the case may be, a combination of cash or shares of our common stock in respect of the relevant conversion), or the last trading day of the repurchase observation period (if we have elected the “repurchase share delivery option” upon exercise of the holder repurchase option, as described under “Description of Notes—Repurchase of Notes by Us at the Option of Holders”) then, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding June 15, 2031, you may convert your notes only if specified conditions are met. See “Description of Notes—Conversion Rights.” If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and shares of common stock, if any, into which the notes would otherwise be convertible.

Upon conversion of the notes or upon our election to exercise our repurchase share delivery option in connection with the holder repurchase option, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right or repurchase right, as the case may be, but before we settle our related conversion or repurchase obligation.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. Unless we elect to settle a conversion by delivering solely shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 30 trading day observation period, as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” Except in certain circumstances, the observation period will begin after the related conversion date. In addition, if we elect to exercise our repurchase share delivery option upon exercise of your holder repurchase option, the amount of consideration that you will receive will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 50 trading day repurchase observation period, as described under “Description of Notes—Repurchase of Notes by Us at the Option of Holders.” Moreover, such observation periods may be extended, if, among other things, a market disruption event occurs. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes or surrender them for optional repurchase and the time you receive the consideration due upon conversion or repurchase, as the case may be, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion or optional repurchase obligation, as the case may be, will be less than the value used to determine the amount of consideration that you will receive. That is, particularly if we elect to exercise our repurchase share delivery option upon exercise of your holder repurchase option, if the trading price of our common stock declines during the repurchase observation period, then you may receive less consideration, or consideration that is less valuable, than $1,000 per note, measured as of the day we deliver such consideration, and there is no requirement that we pay additional cash amounts in such circumstances.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “Description of Notes—Consolidation, Merger and Sale of Assets.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or notes called (or deemed called, in the case of an optional redemption) for redemption that are converted during the related redemption period. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of redemption, as the case may be, and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or determined with respect to such notice of redemption, as the case may be and as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called, in the case of an optional redemption) for redemption that are converted during the related redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. Furthermore, if we call only a portion of the outstanding notes for redemption (whether for optional or cleanup redemption) as described under “Description of Notes—Optional Redemption,” only those notes called (or deemed called, in the case of an optional redemption) for redemption will become convertible as a result of such call for redemption and only the conversion rate of notes converted in connection with such notice of redemption will be increased. Accordingly, notes not called (or deemed called, in the case of an optional redemption) for redemption will not become convertible if not otherwise convertible at such time and will remain outstanding, and may have reduced liquidity and a resulting reduced trading price. In addition, if the “stock price” (as defined in “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) is greater than $4,000.00 per share or less than

$442.08 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 2.2620 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called, in the case of an optional redemption) for redemption that are converted during the related redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Our Revolving Facility, and the indentures that govern the Existing Notes contain terms which restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

Our Revolving Facility contains and the indentures that govern the Existing Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including, among other things, restrictions on our ability to:

•	incur liens on certain assets to secure debt;

•	grant a subsidiary guarantee of certain debt without also providing a guarantee of the notes; and

•	consolidate, merge with or into, or sell or otherwise dispose of all or substantially all of our assets to another person.

In addition, the restrictive covenants in the Credit Agreement governing our Revolving Facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may not be able to meet them.

These restrictive covenants could adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into joint ventures;

•	withstand a future downturn in our business, the industry or the economy in general;

•	engage in business activities, including future opportunities, that may be in our best interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.

These restrictions may affect our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants and may require us to maintain specified financial ratios and satisfy other financial condition tests. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the relevant lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our debt agreements contain cross-default provisions that could result in the acceleration of all of our indebtedness.

A breach of the covenants under our Revolving Facility, the indentures governing our Existing Notes or the indenture that will govern the notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Agreement governing our Revolving Facility would permit the lenders under our Revolving Facility to terminate all commitments to extend further credit under that facility. In the event our lenders or noteholders accelerate the repayment of our indebtedness, we and any guarantors may not have sufficient assets to repay that indebtedness. Additionally, we may not be able to borrow money from other lenders to enable us to refinance our indebtedness.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate for the notes will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate for the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, except in the case of an exempted fundamental change as described in this prospectus supplement, you have the right to require us to repurchase all or a portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Certain provisions in the indenture governing the notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture governing the notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the notes will require us, except as described in this prospectus supplement, to repurchase the notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the notes and/or increase the conversion rate for the notes, which could make it costlier for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making with respect to the notes at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these types of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating of the notes. However, ratings agencies do rate certain of our other indebtedness and provide an issuer rating in connection therewith. If a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put on credit watch the notes, our other indebtedness or our issuer rating, the trading price of the notes could decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency downgrades or withdraws our existing credit ratings (including those related to our other indebtedness), or puts us on credit watch, then the trading price of the notes will likely decline. In addition, a ratings downgrade could adversely affect our ability to access capital.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends or distributions on our common stock. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” If the conversion rate is adjusted as a result of cash dividends or distributions on our common stock, you will generally be deemed, for U.S. federal income tax purposes, to have received a distribution, which may be treated as a dividend subject to U.S. federal income tax, even if you have not received any cash or property as a result of such adjustment. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in our assets or earnings and profits could be treated as a constructive distribution to you. The adjustment to the conversion rate of notes converted upon a make-whole fundamental change, or if we deliver a notice of redemption, as described in “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” may also be treated as a constructive distribution. If you are a “non-U.S. Holder” (as defined in “Certain U.S. Federal Income Tax Consequences”), then any constructive distribution that is treated as a dividend for U.S. federal income tax purposes would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against any amount owed to you, including, but not limited to, payments on the notes or our common stock, any proceeds received from the sale, exchange or other disposition of the notes or our common stock (including payments or deliveries received upon conversion, redemption or retirement of the notes), or other of your funds or assets. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a beneficial owner of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “Certain U.S. Federal Income Tax Consequences.”

Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

The capped call transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we have entered into privately negotiated capped call transactions with certain of the underwriters or their respective affiliates and other financial institutions (the “option counterparties”) with respect to the notes. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of our common stock in open market transactions following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling shares of our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of the notes, following any redemption of the notes by us or following any repurchase of the notes by us in connection with any fundamental change or holder repurchase option and (y) are likely to do so following any other repurchase of the notes by us, if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect a holder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes or repurchase observation period related to an exercise of the holder repurchase option, it could affect the number of shares of our common stock and value of the consideration that a holder will receive upon conversion or optional repurchase of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering is completed, the option counterparty party thereto may unwind its hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The capped call transactions are separate transactions (in each case entered into by us with the option counterparties), are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See “Description of the Capped Call Transactions.”

We are subject to counterparty risk with respect to the capped call transactions and our existing convertible note hedge transactions, and these transactions and our existing warrant transactions may not operate as planned.

The option counterparties and the existing option counterparties (as defined below) are financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions or our existing convertible note hedge transactions (as defined below), as the case may be. Our exposure to the credit risk of the option counterparties will not be, and our exposure to the credit risk of the existing option counterparties is not, secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty or existing option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transactions with such option counterparty or existing convertible note hedge transactions with such existing option counterparty, as the case may be. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

In addition, the capped call transactions and existing convertible note hedge and existing warrant transactions (as defined below) are complex, and they may not operate as planned. For example, the terms of the capped call transactions or existing convertible note hedge transactions and existing warrant transactions may be subject to adjustment, modification or, in some cases, renegotiation if certain corporate or other transactions occur. Accordingly, these transactions may not operate as we intend if we are required to adjust their terms as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of these transactions.

The existing convertible note hedge transactions and existing warrant transactions may affect the value of the notes and our common stock.

In connection with our issuance of 0.50% convertible senior notes due 2027 (the “2027 convertible notes”) in December 2022, we entered into convertible note hedge transactions and warrant transactions with certain financial institutions (the “existing option counterparties”). Although no 2027 convertible notes remain outstanding, a portion of the convertible note hedge transactions (the “existing convertible note hedge transactions”) and warrant transactions (the “existing warrant transactions”) remain in effect. The existing option counterparties or their respective affiliates may modify their hedge positions with respect to these transactions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling shares of our common stock or other securities of ours in secondary market transactions prior to the maturity date of the notes offered hereby, which activity could coincide with an observation period related to a conversion of the notes offered hereby or with a repurchase observation period related to an exercise of the holder repurchase option for the notes. This activity could cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes or repurchase observation period related to an exercise of the holder repurchase option, it could affect the number of shares of our common stock and value of the consideration that a holder will receive upon conversion or optional repurchase of the notes.

Certain provisions of our certificate of incorporation and bylaws and of Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock and the value of your notes.

Our certificate of incorporation and our bylaws contain provisions that could delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions may also prevent or delay attempts by stockholders to replace or remove our current management or members of our board of directors. These provisions include:

•	limiting the ability of our stockholders to act by written consent and call a special meeting, which could delay the ability of our stockholders to take action or force consideration of a proposal;

•

requiring advance notice of stockholder business, nominations and proposals to be considered at annual meetings of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;

•	not providing for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

authorizing our board of directors to issue, without stockholder approval, preferred stock rights senior to those of common stock, which could be used to significantly dilute the ownership of a hostile acquirer; and

•

vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled only by our board of directors.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding common stock, from engaging in certain business combinations without approval of substantially all of our stockholders for a certain period of time.

These and other provisions in our certificate of incorporation, our bylaws and under Delaware law could discourage potential takeover attempts and reduce the price that acquirers might be willing to pay for shares of our common stock which, in turn, may result in the market price of our common stock being lower than it would be without these provisions.

Any future sales of substantial amounts of our common stock or equity-linked securities in the public markets, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain and may dilute the voting power and ownership interest in us of our then-existing stockholders.

We have registered the offer and sale of an aggregate of approximately 8.3 million shares of common stock that have been issued or reserved for future issuance under our equity compensation plans on a Form S-8 registration statement. These shares can be freely sold in the public market upon issuance, unless they are held by “affiliates,” as that term is defined in Rule 144 of the Securities Act. In addition, approximately 2.7 million shares of common stock have been reserved for issuance upon exercise of the Warrants issued in connection with our convertible notes offering in December 2022. Further, we participate in an “at-the-market” equity offering program, pursuant to which, as of June 30, 2026, there were approximately 1.0 million shares remaining.

In addition, in the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. Furthermore, a substantial number of shares of our common stock are reserved for issuance upon conversion of, or exercise of our repurchase share delivery option in respect of, the notes offered hereby, exercise of our outstanding stock options, or the settlement of other equity incentive awards. We cannot predict the size of future issuances or the effect, if any that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, or the issuance, at our election, of our common shares (and cash) at maturity if we exercise the share settlement option of the notes offered hereby, or the perception that such issuances could occur, could adversely affect the trading price of our common stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Subject to certain exceptions described under the caption “Underwriting” we, our directors and our executive officers have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock without the consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC for a period of 45 days, with respect to the Company and 20 days, with respect to our directors and executive officers, in each case from the date of this prospectus supplement. When the lock-up period expires, we, and our directors and executive officers will be able to sell our shares of common stock or such other securities in the public market. In addition, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the shares of common stock or such other securities subject to lock-up agreements prior to expiration of the lock-up period. Sales of a substantial number of such shares or other securities upon expiration, or the perception that such sales may occur, or early release, of the lock-up could cause our share price to decline or make it more difficult for holders of our common stock to sell such common stock at a time and price that they deem appropriate. Subject to certain limitations, we also may issue our shares of common stock or securities convertible into our common stock from time to time in connection with a financing, an acquisition, investments or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.

USE OF PROCEEDS

We estimate that the net proceeds from the offering of notes will be approximately $986.0 million (or approximately $1,134.3 million if the underwriters exercise their over-allotment option in full) after deducting the underwriters’ discounts and commissions and the estimated offering expenses payable by us.

We intend to use $99.9 million of the net proceeds of this offering to pay the cost of the capped call transactions, as described under the heading “Description of the Capped Call Transactions.”

We intend to use the remainder of the net proceeds of this offering for general corporate purposes, which may include, among other things, providing capital to support our growth and to acquire or invest in product lines, products, services or technologies, including through acquisitions of, or investments in, other businesses.

If the over-allotment option granted to the underwriters is exercised with respect to the notes, we intend to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties. If the underwriters exercise their over-allotment option in full, we intend to use approximately $15.0 million of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties.

Our management will have broad discretion in the application of the proceeds. We reserve the right to use the proceeds for different purposes or uses which we have not listed above. Pending use of the net proceeds of the offering, we may invest the net proceeds or repay indebtedness.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2026:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance and sale of notes (assuming no exercise of the underwriters’ over-allotment option) after deducting the underwriters’ discounts and commissions and our estimated offering expenses, assuming the remaining net proceeds are held as cash or cash equivalents (and without giving effect to the anticipated use of the net proceeds from this offering to pay the cost of the capped call transactions described below under the section titled “Description of the Capped Call Transactions”).

This table should be read in conjunction with “Use of Proceeds” and our consolidated financial statements and the related notes and other financial information incorporated by reference in this prospectus supplement.

	As of June 30, 2026
	Actual	As adjusted
	(In thousands, except share and per share amounts)
Cash and cash equivalents	$597,704	$1,583,704

Debt:
Revolving Line of Credit(1)	$—	$—
6.125% Senior Notes due 2030	1,000,000	1,000,000
6.250% Senior Notes due 2033	750,000	750,000
0% Convertible Senior Notes due 2031 offered hereby(2)	—	1,000,000

Total debt	1,750,000	2,750,000

Stockholders’ Equity:
Preferred stock, $0.00001 par value; 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00001 par value; 200,000,000 shares authorized; 101,510,494 shares issued and 81,235,921 shares outstanding(3)	1	1
Additional paid-in capital(2)(3)(4)	2,735,708	2,735,708
Treasury stock at cost, 20,274,573 shares	(180,164)	(180,164)
Retained earnings	1,135,409	1,135,409
Accumulated other comprehensive loss	(16,417)	(16,417)

Total stockholders’ equity(2)(3)(4)	$3,674,537	$3,674,537

Total capitalization(2)(3)(4)	$5,424,537	$6,424,537

(1)

As of June 30, 2026, there were no borrowings outstanding under our revolving line of credit, and we had letters of credit outstanding of approximately $9.1 million under the facility. After giving effect to the Transactions, we expect to have available borrowing capacity under our revolving line of credit of $490.9 million, excluding amounts available under the accordion feature. See “Description of Other Indebtedness” for a description of our revolving line of credit.

(2)

Reflects the aggregate principal amount of the notes without reflecting debt discount or issuance costs. In accordance with applicable accounting standards, we expect that the notes will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of debt issuance costs. However, the accounting analysis has not been completed as of the date hereof.

(3)	The number of shares of common stock on an actual and as adjusted basis is based on 81,235,921 shares of our common stock outstanding as of June 30, 2026 and does not include:

•

4,769,637 shares of common stock reserved for issuance in aggregate upon settlement of service-based restricted stock units, performance-based restricted stock units, performance-based stock options outstanding, eXponential stock units under our Employee eXponential Stock Plan and CEO Performance Award as of June 30, 2026 (assuming the maximum number of shares issuable);

•	3,567,464 shares of common stock available for grants in aggregate under our Amended and Restated 2022 Stock Incentive Plan and Employee eXponential Stock Plan as of June 30, 2026;

•	2,662,063 shares of common stock issuable upon exercise of the Warrants issued in connection with our convertible notes offering in December 2022 with a strike price of $338.86 per share;

•	1,014,675 shares of common stock issuable under our “at-the-market” equity offering program;

•	any shares to be issued in connection with any acquisitions or investments; and

•	shares of common stock issuable upon conversion of, or upon exercise of our repurchase share delivery option in respect of, the notes.

(4)	Additional paid-in capital and, therefore, total stockholders’ equity and total capitalization do not reflect the anticipated reduction from the cost of the capped call transactions.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. In addition, the terms of the agreement governing our revolving line of credit limit, and agreements governing our future indebtedness may limit, the amount of dividends we can pay.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

In December 2022, we entered into a credit agreement, dated December 15, 2022, by and between Axon Enterprise, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities L.L.C. sole bookrunner and sole left lead arranger, and the other lenders party thereto from time to time (as amended, supplemented or otherwise modified, the “Credit Agreement”), which provided for a senior unsecured multi-currency revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of up to $200.0 million, $30.0 million of which is available for the issuance of letters of credit.

On March 11, 2025, we entered into an amendment (the “First Amendment”) to the Credit Agreement. The First Amendment increased the Revolving Facility under the Credit Agreement by $100.0 million to a total aggregate principal amount of $300.0 million, with the ability to increase the facility by an additional $100.0 million, increased the availability for the issuance of letters of credit by $20.0 million to $50.0 million, extended the maturity date of the Credit Agreement from December 15, 2027 to March 11, 2030 (or, in each case, the date that is six months prior to the stated maturity date of the Existing Notes unless the Existing Notes have been redeemed, repurchased, converted or defeased in full), permitted the offering of the 2030 notes and 2033 notes, and provided for other updates to the covenants and terms of the Credit Agreement.

On September 15, 2026, we entered into an amendment (the “Second Amendment” and, together with the First Amendment, the “Amendments”) to the Credit Agreement. The Second Amendment is expected to become effective substantially concurrently with, and its effectiveness is conditioned upon, the consummation of this offering. The Second Amendment is expected to increase the Revolving Facility under the Credit Agreement from $300.0 million to $500.0 million, with the ability to increase the Revolving Facility by an additional $150.0 million, extend the maturity date of the Credit Agreement from March 11, 2030 to up to five years from the closing of the Second Amendment (such maturity date being the earliest to occur of (a) the fifth anniversary of the closing of the Second Amendment, expected to be September 18, 2031, (b) the date that is 91 days prior to the stated maturity date of the notes offered hereby, unless such notes have been redeemed, repurchased, converted or defeased in full, (c) the date that is 91 days prior to March 20, 2031 (the expected optional repurchase date of the notes offered hereby) but only if (i) either (x) we have timely provided a Lender Put Share Settlement Notice to the Administrative Agent from, and including, December 11, 2030 to, and including, December 18, 2030, electing to settle any optional repurchases of notes by delivering the maximum number of shares of our common stock we are then permitted to deliver in respect of such optional repurchases under the notes offered hereby and the last reported sale price per share of our common stock is less than $350 on December 18, 2030, or (y) we have not timely provided a Lender Put Share Settlement Notice and the last reported sale price per share of our common stock on December 18, 2030, is less than the conversion price then in effect for the notes and (ii) the notes have not been redeemed, repurchased, converted or defeased in full, and (d) the date that is 91 days prior to the stated maturity date of any other permitted convertible indebtedness we may issue, unless such other indebtedness has been redeemed, repurchased, converted or defeased in full), permit this offering and provide for other updates to the covenants and terms of the Credit Agreement.

As of June 30, 2026, we had no borrowings under the Revolving Facility. Under the terms of the Revolving Facility, available borrowings are reduced by outstanding letters of credit. As of June 30, 2026, on an actual basis, we had letters of credit outstanding of approximately $9.1 million under the Revolving Facility and had availability of $290.9 million under the Revolving Facility, and after giving effect to the Amendments, we would have had $490.9 million of availability under our Revolving Facility (after giving effect to our outstanding letters of credit of approximately $9.1 million).

Advances under the Revolving Facility, after giving effect to the Amendments, will bear interest at Term SOFR plus 1.25 to 1.75% per year determined in accordance with a pricing grid based on our net debt to EBITDA ratio, which for the purposes of the credit agreement excludes investment interest income. “SOFR” is defined as a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing rate.

Following the effectiveness of the Second Amendment, we will be required to comply with a net leverage ratio, defined as consolidated total indebtedness to EBITDA, of no greater than 3.50 to 1.00 based upon a trailing four fiscal quarter period, subject to a 1.00 step up for the four fiscal quarters in which a permitted acquisition with a value equal to or greater than $250 million occurs and the succeeding three fiscal quarters. Additionally, we must comply with a consolidated interest coverage ratio, defined as EBITDA to consolidated interest expense, of no less than 3.50 to 1.00 based upon a trailing four fiscal quarter end. As of June 30, 2026, we were in compliance with these ratios.

The Credit Agreement contains customary affirmative covenants including, among others: delivery of financial statements; delivery of notices of material events; maintenance of existence and conduct of business; maintenance of property and customary insurance; and maintenance of books and records (and inspection rights). The Credit Agreement also contain customary negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally limit the ability of the Issuer and its subsidiaries to incur debt, create liens, make fundamental changes, enter into asset sales, make certain investments, enter into sale and leaseback transactions, pay dividends or distribute or redeem certain equity interests and prepay or redeem certain debt.

6.125% Senior Notes due 2030

On March 11, 2025, we issued and sold $1,000.0 million aggregate principal amount of 6.125% senior notes due 2030 (the “2030 Notes”). The 2030 Notes were issued pursuant to an indenture, dated as of March 11, 2025, between us and U.S. Bank Trust Company, National Association, as trustee (the “2030 Notes Indenture”). The 2030 Notes were sold in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. investors in reliance on Regulation S under the Securities Act.

The 2030 Notes will mature on March 15, 2030 unless earlier redeemed or repurchased. Interest on the 2030 Notes accrues from March 11, 2025 and is payable semiannually in arrears on March 15 and September 15 of each year, which commenced on September 15, 2025, at a rate of 6.125% per year.

Prior to March 15, 2027, we may redeem the 2030 Notes in whole or in part at any time, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, we may redeem up to 40% of the aggregate principal amount of the 2030 Notes at any time before March 15, 2027, with the net cash proceeds from certain equity offerings at a redemption price equal to 106.125% of the principal amount of the 2030 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after March 15, 2027, we may redeem the 2030 Notes in whole or in part at any time, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Percentage
2027	103.063%
2028	101.531%
2029 and thereafter	100.000%

The 2030 Notes Indenture contains certain restrictions on liens, mergers, consolidations and transfers of all or substantially all of our assets. Additionally, upon the occurrence of specified change of control triggering events, we will be required to offer to repurchase the 2030 Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date. The 2030 Notes Indenture sets forth certain events of default after which the 2030 Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default after which the 2030 Notes become automatically due and payable.

6.250% Senior Notes due 2033

On March 11, 2025, we issued and sold $750.0 million aggregate principal amount of 6.250% senior notes due 2033 (the “2033 Notes”). The 2033 Notes were issued pursuant to an indenture, dated as of March 11, 2025, between us and U.S. Bank Trust Company, National Association, as trustee (the “2033 Notes Indenture”). The 2033 Notes were sold in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. investors in reliance on Regulation S under the Securities Act.

The 2033 Notes will mature on March 15, 2033 unless earlier redeemed or repurchased. Interest on the 2033 Notes accrues from March 11, 2025 and is payable semiannually in arrears on March 15 and September 15 of each year, which commenced on September 15, 2025, at a rate of 6.250% per year.

Prior to March 15, 2028, we may redeem the 2033 Notes in whole or in part at any time, at a redemption price equal to 100% of the principal amount of the 2033 Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, we may redeem up to 40% of the aggregate principal amount of the 2033 Notes at any time before March 15, 2028, with the net cash proceeds from certain equity offerings at a redemption price equal to 106.250% of the principal amount of the 2033 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after March 15, 2028, we may redeem the 2033 Notes in whole or in part at any time, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Percentage
2028	103.125%
2029	101.563%
2030 and thereafter	100.000%

The 2033 Notes Indenture contains certain restrictions on liens, mergers, consolidations and transfers of all or substantially all of our assets. Additionally, upon the occurrence of specified change of control triggering events, we will be required to offer to repurchase the 2033 Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date. The 2033 Notes Indenture sets forth certain events of default after which the 2033 Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default after which the 2033 Notes become automatically due and payable.

DESCRIPTION OF NOTES

We will issue the 0% Convertible Senior Notes due 2031 (the “notes”) under a base indenture (the “base indenture”) to be dated as of the date of initial issuance of the notes, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented by the supplemental indenture in respect of the notes, the “indenture”), to be dated as of the date of initial issuance of the notes, between us and the trustee.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Senior Debt Securities,” regardless of whether specifically stated.

For purposes of this description, references to “we,” “our” and “us” refer only to Axon Enterprise, Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $1,000,000,000 (or $1,150,000,000 if the underwriters’ over-allotment option is exercised in full);

•	not bear regular interest and the principal amount of notes will not accrete;

•	bear special interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default;”

•

be subject to redemption at our option, in whole or in part (subject to the partial redemption limitation, as defined under “—Redemption—Optional Redemption”), on or after September 20, 2029, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date as described under “—Redemption—Optional Redemption”;

•

be subject to cleanup redemption at our option, in whole but not in part, at any time if the principal amount outstanding at such time is less than 10% of the aggregate principal amount of the notes initially issued under the indenture (including any additional notes issued pursuant to the underwriters’ over-allotment option), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date as described under the caption “—Redemption—Cleanup Redemption;”

•

be subject to repurchase by us at the option of the holders following a fundamental change subject to certain exceptions (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the relevant fundamental change repurchase date;

•

if certain conditions are satisfied, be subject to repurchase by us at the option of the holders on March 20, 2031 at an optional repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any. We may elect to satisfy some or all of our obligation in respect of the principal amount of the repurchase price for the holder repurchase option by delivering shares of our common stock in certain circumstances, as described below under “—Repurchase of Notes by Us at the Option of Holders”;

•	mature on September 15, 2031, unless earlier converted, redeemed or repurchased;

•	be issued in minimum denominations of $1,000 and integral multiples of $1,000 (an “authorized denomination”); and

•

initially be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see “—Book-Entry, Settlement and Clearance”).

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 1.5336 shares of common stock per $1,000 principal amount (equivalent to an initial conversion price of approximately $652.06 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for special interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repaying, prepaying or repurchasing our other securities or indebtedness. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. The notes will not be guaranteed by any of our subsidiaries.

We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price, special interest, if any, accrued prior to the issue date of such additional notes and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more CUSIP numbers separate from those for any notes issued in this offering (or no CUSIP number). Notwithstanding the foregoing, we may not issue additional notes on or following the scheduled trading day immediately preceding the date, if any, on which we deliver a “company notice of optional repurchase” (as defined below) indicating that we are electing the “repurchase share delivery option” (as defined below).

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.00001 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, except as otherwise provided in the indenture, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment at maturity, repurchase upon a fundamental change, repurchase relating to an optional repurchase date, redemption, registration of transfer or exchange or conversion, if surrendered to us, any of our agents that we control or our subsidiaries, to be delivered to the trustee for cancellation and they will no longer be considered “outstanding” under the indenture upon their payment at maturity, repurchase upon a fundamental change, repurchase relating to an optional repurchase date, redemption, registration of transfer or exchange or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures upon our written request. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the holders of the notes. We may, at our option, reissue, resell or surrender to the trustee for cancellation any notes that we repurchase, in the case of a reissuance or resale, so long as such notes do not constitute restricted securities upon such reissuance or resale and such reissuance or resale does not occur on or following the scheduled trading day immediately preceding the date, if any, on which we deliver a company notice of optional repurchase indicating that we are electing the repurchase share delivery option; provided that if any such reissued or resold notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such reissued or resold notes will have one or more CUSIP numbers separate from those for any notes issued in this offering (or no CUSIP number). Any notes that we may repurchase (other than in connection with a fundamental change or an optional repurchase, or upon redemption) will be considered outstanding for all purposes under the indenture (other than, at any time when such notes are held by us, any of our subsidiaries or affiliates or any subsidiary of any of our affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture) unless and until such time we surrender them to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

For purposes of the notes, the description below under this section titled “—Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Form, Exchange and Transfer” and “—Payment and Paying Agents.”

We will pay, or cause the paying agent to pay, the principal of, and special interest, if any, on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay, or cause the paying agent to pay, the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the contiguous United States of America as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Special interest, if any, on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000 of such notes, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant special interest record date (as defined below), by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase upon a fundamental change or optional repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Book-Entry, Settlement and Clearance.”

The registered holder of a note will be treated as its owner for all purposes.

No Regular Interest; Special Interest

The notes will not bear regular interest, and the principal amount will not accrete. We will pay special interest, if any, at our election as the sole remedy relating to our failure to comply with our reporting obligations as described under “—Events of Default.”

Any special interest will be payable semiannually in arrears on March 15 and September 15 of each year (if and to the extent that special interest is then payable on such date) (each, a “special interest payment date”), to the person in whose name a note is registered at the close of business on March 1 and September 1 (whether or not a business day) (each, a “special interest record date”), as the case may be, immediately preceding the relevant special interest payment date.

Special interest, if any, on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. If any special interest payment date, the maturity date, any redemption date, any optional repurchase date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement refer to special interest and “default interest” (as defined under “—Events of Default”), if any, payable on the notes.

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated (including any borrowings under our existing or future revolving line of credit). The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of June 30, 2026, after giving effect to the Transactions (assuming no exercise of the underwriters’ over-allotment option), we would have had $2,750.0 million long-term debt outstanding and $490.9 million available to be drawn under our revolving line of credit (after giving effect to our outstanding letters of credit). For the six months ended June 30, 2026, our subsidiaries accounted for 20% of our total revenue, and approximately 21% and 8% of our total consolidated assets and liabilities (excluding the effects of intercompany transactions). The notes will be structurally subordinated to liabilities of our subsidiaries.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of the settlement amount upon any conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change or the cash portion of the optional repurchase price or to deliver shares of common stock in connection with an optional repurchase if a holder requires us to repurchase notes as described below. See “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—We may not have the ability to repurchase the notes upon a fundamental change or optional repurchase, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”

Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to September 20, 2029 the notes will not be redeemable except as described under “—Cleanup Redemption” below. On or after September 20, 2029, we may redeem for cash all or any portion of the notes (subject to the partial redemption limitation set forth below), at our option, as described under “—Optional Redemption.” Each of an optional redemption and a cleanup redemption is referred to in this prospectus supplement as a “redemption.”

In the case of any redemption, we will provide not less than 35 nor more than 55 scheduled trading days’ notice before the redemption date (provided that if, in accordance with the provisions described under the caption “—Conversion Rights—Settlement upon Conversion,” we elect to settle all conversions of notes called for redemption (or deemed called for redemption, in the case of an optional redemption, as described below under the caption “—Conversion Rights—Conversion upon Notice of Redemption”) with a conversion date that occurs during the related redemption period by physical settlement, then we will provide such written notice not less than 10 calendar days nor more than 55 scheduled trading days before the redemption date) to the trustee, the paying agent (if other than the trustee), the conversion agent (if other than the trustee) and each holder, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date (unless any payment of special interest is due in respect of a special interest payment date and the redemption date falls after the related special interest record date but on or prior to the immediately succeeding special interest payment date, in which case we will pay the full amount of accrued and unpaid special interest to the holder of record as of the close of business on such special interest record date on, or at our election, before, such special interest payment date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed).

The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 31st scheduled trading day immediately preceding the maturity date. For the avoidance of doubt, each reference in this offering to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in the second paragraph set forth below under the caption “—Conversion Rights—Conversion upon Notice of Redemption”; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in the second paragraph set forth below under the caption “—Conversion Rights—Conversion upon Notice of Redemption”.

With respect to any notes that are called (or deemed called, in the case of an optional redemption) for redemption (whether for optional redemption or cleanup redemption) and converted in connection with a notice of redemption as described under “—Conversion Rights—Conversion upon Notice of Redemption,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

No notes may be redeemed pursuant to an optional redemption or a cleanup redemption (i) if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes) or (ii) from, and including, the first date on which we deliver a company notice of optional repurchase indicating that we are electing the repurchase share delivery option to, and including, the related “optional repurchase settlement date” (as defined below) (or, if we default in the payment or delivery of the optional repurchase price when due, until the scheduled trading day immediately following the date on which the optional repurchase price has been paid or duly provided for).

Optional Redemption

Subject to the requirements set forth under the caption “—Redemption” above, on or after September 20, 2029, we may redeem for cash all or any portion of the notes, at our option (each, an “optional redemption”), if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption.

If we elect to redeem less than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, our delivery of the relevant notice of redemption (such requirement, the “partial redemption limitation”). If we decide to redeem less than all of the outstanding notes and the notes to be redeemed are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If we decide to redeem less than all of the outstanding notes and the notes to be redeemed are not global notes then held by DTC, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis, or by another method the trustee considers to be fair and appropriate.

If the trustee (or DTC, with respect to global notes) selects a portion of your notes for partial optional redemption and you convert a portion of the same notes, the converted portion will be deemed to be from the portion selected for optional redemption, subject to applicable DTC procedures.

In the event of any redemption in part, we will not be required to register the transfer of or exchange for other notes any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Cleanup Redemption

Subject to the requirements set forth under the caption “—Redemption” above, we may redeem for cash all, but not less than all, of notes at any time if the principal amount of notes outstanding at such time is less than 10% of the aggregate principal amount of the notes initially issued under the indenture (including any additional notes issued pursuant to the underwriters’ over-allotment option). We refer to such redemption at our option as a “cleanup redemption” in this prospectus supplement.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding June 15, 2031, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Specified Corporate Events” and “—Conversion upon Notice of Redemption.” On or after June 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate for the notes will initially be 1.5336 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $652.06 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert less than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

If we call (or are deemed to have called, in the case of an optional redemption) a note for redemption (whether for optional or cleanup redemption), a holder of such note called for redemption (or deemed called, in the case of an optional redemption) may convert its note called for redemption only until the close of business on the second scheduled trading day immediately preceding the applicable redemption date unless we fail to pay the redemption price (in which case a holder of a note called (or deemed called, in the case of an optional redemption) for redemption may convert such note until the close of business on the scheduled trading day immediately preceding the date on which the redemption price has been paid or duly provided for). If a holder elects to convert a note called (or deemed called, in the case of an optional redemption) for redemption from, and including, the date of issuance of a notice of redemption with respect to such note until the close of business on the second scheduled trading day immediately preceding the related redemption date (or, if we default in the payment of the redemption price, until the close of business on the scheduled trading day immediately preceding the date on which the redemption price has been paid or duly provided for) (any such period, a “redemption period”), we will, under certain circumstances, increase the conversion rate for such note as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.” Accordingly, if we elect to redeem less than all of the outstanding notes in an optional redemption as described under “—Redemption—Optional Redemption,” holders of the notes not called for optional redemption will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of redemption) from, and including, the date of delivery of the notice of redemption until the close of business on the second scheduled trading day immediately preceding the related redemption date, except in the limited circumstances set forth under “—Conversion Rights—Conversion upon Notice of Redemption.”

Upon conversion, you will not receive any separate cash payment for accrued and unpaid special interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid special interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid special interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid special interest, if any, will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if any payment of special interest is due in respect of any special interest payment date and the notes are converted after the close of business on the related special interest record date and prior to the opening of business on the corresponding special interest payment date, holders of such notes at the close of business on such special interest record date will receive the full amount of special interest payable on such notes on the corresponding special interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any special interest record date to the open of business on the immediately following special interest payment date must be accompanied by funds equal to the amount of special interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the special interest record date immediately preceding the maturity date;

•

if we have specified a redemption date that is after a special interest record date and on or prior to the second scheduled trading day immediately following the corresponding special interest payment date;

•

if we have specified a fundamental change repurchase date that is after a special interest record date and on or prior to the business day immediately following the corresponding special interest payment date; or

•	to the extent of any overdue special interest, if any overdue special interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the special interest record date immediately preceding the maturity date, any redemption date described in the second bullet in the immediately preceding paragraph or any fundamental change repurchase date described in the third bullet in the immediately preceding paragraph, as applicable, will, in each case to the extent special interest is payable, receive the full special interest payment, if any, due on the maturity date or other applicable special interest payment date in cash regardless of whether their notes have been converted following such special interest record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Neither the trustee nor the conversion agent has any responsibility to determine whether the notes are convertible.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding June 15, 2031, a holder of notes may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day, as determined by us.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Except for purposes of determining amounts due upon conversion or upon exercise of our repurchase share delivery option, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding June 15, 2031, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes (as determined following a request by a holder of notes in accordance with the procedures described below) for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If, on any date, the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes on such date will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes on any date will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $2,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time as we instruct the bid solicitation agent (if other than us) to obtain bids, we shall provide the bid solicitation agent with the names and contact information for the securities dealers we selected and we shall instruct such securities dealers to provide bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. Any such determination will be conclusive absent manifest error. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again unless a new holder request is made as provided above.

We will initially act as the bid solicitation agent.

Conversion upon Notice of Redemption

If we call any note for redemption (whether for optional redemption or cleanup redemption), then the holder of the note called for redemption may convert such note at any time prior to the close of business on the second scheduled trading day prior to the related redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such note on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of the note called for redemption may convert such note until the close of business on the scheduled trading day immediately preceding the date on which the redemption price has been paid or duly provided for.

If we elect to redeem less than all of the outstanding notes for an optional redemption as described under “—Redemption—Optional Redemption,” and the holder of any note (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 34th scheduled trading day immediately before the relevant redemption date (or the second scheduled trading day immediately before the relevant redemption date if we have specified in the notice of redemption that we have elected physical settlement of any notes called for optional redemption and submitted for conversion on or after the date of our issuance of a notice of redemption and prior to the close of business on the second scheduled trading day prior to the related redemption date), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such optional redemption (and, as a result thereof, convertible in accordance with the provisions of the indenture), then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second scheduled trading day prior to such redemption date, unless we default in the payment of the redemption price, in which case such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, until the close of business on the scheduled trading day immediately preceding the date on which the redemption price has been paid or duly provided for, and each such conversion will be deemed to be of a note called for optional redemption.

If a holder elects to convert notes called (or deemed called pursuant to the immediately preceding paragraph) for redemption during the related redemption period, we will, under certain circumstances, increase the conversion rate for such notes as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.” Accordingly, if we elect to redeem less than all of the outstanding notes in an optional redemption as described under “—Redemption—Optional Redemption,” holders of the notes not called for optional redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate on account of the notice of redemption for conversions of such notes during the related redemption period if such notes are otherwise convertible, except in the limited circumstances set forth in the immediately preceding paragraph.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding June 15, 2031, we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution; or

•

distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock), which distribution has a per share value, as reasonably determined by us in good faith, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) at least 38 scheduled trading days prior to the ex-dividend date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such distribution and our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time.

Holders of the notes may not exercise this conversion right if they participate, at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described above without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate as of the record date for such distribution multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) occurs prior to the close of business on the business day immediately preceding June 15, 2031, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or (ii) we are a party to a share exchange event (as defined under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”) (other than a share exchange event that is solely for the purpose of changing our jurisdiction of organization that (x) does not constitute a fundamental change or a make-whole fundamental change and (y) results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity and such common stock becomes reference property for the notes) that occurs prior to the close of business on the business day immediately preceding June 15, 2031 (each such fundamental change, make-whole fundamental change or share exchange event, a “corporate event”), all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the effective date for such corporate event until the earlier of (x) 35 trading days after the effective date of such corporate event (or, if we give notice after the effective date of such corporate event, until 35 trading days after the date we give notice) or, if such corporate event also constitutes a fundamental change (other than an exempted fundamental change (as defined below)), until the close of business on the business day immediately preceding the related fundamental change repurchase date and (y) the close of business on the second scheduled trading day immediately preceding the maturity date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing as promptly as practicable following the effective date of such corporate event. If we do not provide such notice by the second business day after such effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after such effective date to, but excluding, the date we provide such notice.

Conversions During the Three Months Immediately Preceding the Maturity Date

On or after June 15, 2031, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to special interest payable, if any, on the next special interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights. If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to special interest payable, if any, on the next special interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance or delivery of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or a holder optional repurchase notice as described under “—Repurchase of Notes by Us at the Option of Holders” with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date or at the close of business on the final put date (as defined under “—Repurchase of Notes by Us at the Option of Holders—Procedures to Require Us to Repurchase Notes”), as the case may be.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions of notes called for redemption (or deemed called for redemption, in the case of an optional redemption) for which the relevant conversion date occurs during the related redemption period, and all conversions for which the relevant conversion date occurs on or after June 15, 2031, will be settled using the same settlement method (including the same specified dollar amount, if applicable). Except for any such conversions for which the relevant conversion date occurs during a redemption period, and any conversions for which the relevant conversion date occurs on or after June 15, 2031 and except to the extent we have previously made an irrevocable election with respect to all subsequent conversions, we will use the same settlement method (including the same specified dollar amount, if applicable) for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, except as provided above, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will notify holders so converting in writing (with a written copy to the trustee and the conversion agent (if other than the trustee)) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of (i) any conversions of notes called for redemption (or deemed called for redemption, in the case of an optional redemption) for which the relevant conversion date occurs during the related redemption period, in the relevant notice of redemption, or (ii) any conversions for which the relevant conversion date occurs on or after June 15, 2031, no later than June 15, 2031) (in each case, the “settlement method election deadline”). If we call all or any notes for redemption and the related redemption date is on or after June 15, 2031, then the settlement method that we elect to apply for conversions with a conversion date occurring during the related redemption period must be the same settlement method that applies to all conversions with a conversion date that occurs on or after June 15, 2031.

If we do not timely elect a settlement method, we will no longer have the right to elect combination settlement or cash settlement and we will be deemed to have elected physical settlement. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount for such notes will be deemed to be $1,000.

By notice to holders of notes, the trustee and the conversion agent (if other than the trustee), we may, prior to June 15, 2031, at our option, irrevocably elect to satisfy our conversion obligation through any settlement method that we are then permitted to elect (including combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above any specified amount set forth in such election notice) for all conversion dates occurring subsequent to delivery of such notice. If we elect to irrevocably fix the settlement method to combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of such notes at or above a specified amount, we will, after the date of such election, inform holders converting their notes, the trustee and the conversion agent (if other than the trustee) in writing of such specified dollar amount in respect of the relevant conversion or conversions no later than the relevant settlement method election deadline for such conversion or conversions as described above, or, if we do not timely inform the holders, the trustee and the conversion agent of the specified dollar amount, such specified dollar amount will be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such specified dollar amount will be deemed to be $1,000 per $1,000 principal amount of such notes. Notwithstanding the foregoing, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in this “—Settlement upon Conversion” section. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (7) of the second paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we irrevocably fix the settlement method pursuant to the provisions described in the preceding paragraph, then we will either post the fixed settlement method on our website or disclose the same in a press release or current report on Form 8-K (or any successor form) that is filed with the SEC.

Settlement amounts for the notes will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate in effect immediately after the close of business on the relevant conversion date (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

The “daily settlement amount,” for each of the 30 consecutive trading days during the relevant observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or as we are otherwise deemed to have elected) (the “specified dollar amount”) divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•	if the daily conversion value exceeds the daily measurement value, the daily net settlement amount.

The “daily net settlement amount” for each of the 30 consecutive trading days during the relevant observation period means a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 30 consecutive trading days during the observation period, one-thirtieth of the product of (1) the conversion rate in effect immediately after the close of business on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AXON <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to June 15, 2031, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•

with respect to any notes called for redemption (or deemed called for redemption, in the case of an optional redemption) as described above under “—Conversion upon Notice of Redemption,” if the relevant conversion date occurs during the related redemption period, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the related redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after June 15, 2031, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date.

For purposes of determining amounts due upon conversion or upon exercise by us of our repurchase share delivery option only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For purposes of determining amounts due upon conversion or upon exercise by us of our repurchase share delivery option, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will pay or deliver, as the case may be, the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date occurring after the special interest record date immediately preceding the maturity date, other than in the case of any conversion that would have been permitted pursuant to “—Conversion Rights—Conversion upon Specified Corporate Events” were the applicable conversion date occurring prior to June 15, 2031, we will settle any such conversion on the maturity date), or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to deliver, on or prior to the trading day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to, in exchange for such notes, timely pay or deliver, as the case may be, the cash, shares of common stock or a combination of cash and shares of common stock that would otherwise be due upon conversion as provided above under “—Settlement upon Conversion,” as elected by us, or such other amount agreed to by the holder and the designated financial institution(s) (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the trading day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election, and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the financial institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will pay and/or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all outstanding shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock distributable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to issue such rights, options or warrants, to the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.

For the purpose of this clause (2), and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to clause (1) or (2) above (or would have been effected but for the 1% exception (as defined below));

•	except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

•	distributions of reference property issued in exchange for, or upon conversion of, our common stock as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to pay or make such distribution, to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that, (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this clause (3), if we issue rights, options, or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the clauses above until the earliest of those triggering events occurs.

(4) If we make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of the notes that it holds, at the same time and upon the same terms as holders of shares of our common stock and solely as a result of holding the notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day of such observation period.

If we are or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer described in clause (5) above but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date (as defined below in this section) would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to applicable exchange listing rules, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. Subject to applicable exchange listing rules, we may also (but are not required to) increase the conversion rate of the notes to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder or beneficial owner of a note may, in some circumstances, including a distribution of cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Consequences.” Any applicable withholding taxes that are paid on behalf of a holder or beneficial owner may be withheld from or set off against payments of special interest, if any, and payments received upon conversion, repurchase, redemption or maturity of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds payable to, or other funds or assets of, the holder or beneficial owner.

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a rights plan in effect.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of shares of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

•

upon the repurchase of any shares of our common stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•	solely for a change in the par value (or lack of par value) of our common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) the close of business on the conversion date for any note as to which physical settlement applies or in respect of any conversion of a note following a replacement of the common stock by reference property consisting solely of cash; (iii) the open of business on each trading day of any observation period in respect of the conversion of any note as to which cash settlement or combination settlement applies (other than as described in clause (ii)); (iv) the open of business on the optional repurchase settlement date for any optional repurchase; (v) June 15, 2031; (vi) any date on which we deliver a notice of redemption; and (vii) the effective date of any fundamental change or make-whole fundamental change, in each case, unless the adjustment has already been made. We refer to the provisions described in the preceding sentence as the “1% exception.”

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

•	any consolidation, merger, combination or similar transaction involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event and, prior to or at the effective time of such share exchange event, we or the successor or acquiring company, as the case may be, shall execute with the trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of notes. However, at and after the effective time of the share exchange event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the notes as set forth under “—Settlement upon Conversion”; (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of such notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event; and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the fifth business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the weighted average as soon as practicable after such determination is made.

If the reference property in respect of any such share exchange event includes, in whole or in part, shares of common equity or American depositary receipts (or other interests) in respect thereof, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above with respect to the portion of the reference property consisting of such common equity or American depositary receipts (or other interests) in respect thereof. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or acquiring company, as the case may be, in such share exchange event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we in good faith reasonably consider necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices; Other Amounts

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values, the daily net settlement amounts, the daily settlement amounts, the per note share maximum, the per note daily maximum, the repurchase daily cash value, the repurchase daily share number or the repurchase daily share value over a span of multiple days (including, without limitation, an observation period, a repurchase observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change or a notice of redemption), we will, in good faith, make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the provisions described under “—Conversion Rate Adjustments” above or “—Repurchase of Notes by Us at the Option of Holders—Repurchase Share Delivery Option,” as applicable) to each to account for any adjustment to the conversion rate or other amount or calculation, as applicable, that becomes effective, or any event requiring an adjustment to the conversion rate or other amount or calculation, where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values, the daily net settlement amounts, the daily settlement amounts, the per note share maximum, the per note daily maximum, the repurchase daily cash value, the repurchase daily share number or the repurchase daily share value are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

If (i) (a) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date for the notes or (b) we deliver a notice of redemption (whether for optional redemption or cleanup redemption) as provided under “—Redemption” and (ii) a holder elects to convert its notes (or any portion thereof) in connection with such make-whole fundamental change or notice of redemption, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of an exempted fundamental change or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”). A conversion of notes will be deemed for these purposes to be “in connection with” a notice of redemption if such notes have been called (or deemed called, in the case of an optional redemption) for redemption and the relevant conversion date occurs during the related redemption period. Accordingly, if we elect to redeem less than all of the outstanding notes in an optional redemption as described under “—Redemption—Optional Redemption,” holders of the notes not called for optional redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of redemption) during the applicable redemption period if such notes are otherwise convertible, except in the limited circumstances set forth under “—Conversion Rights—Conversion upon Notice of Redemption.”

Upon surrender of notes for conversion in connection with a make-whole fundamental change or a notice of redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Conversion Rights—Settlement upon Conversion” (after giving effect to any increase in the conversion rate required by this section). However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the fifth business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of redemption, as the case may be (in each case, the “effective date”), and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or determined with respect to the notice of redemption, as the case may be. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date. If a conversion in connection with a notice of redemption would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the date of the notice of redemption or effective date of the make-whole fundamental change, as applicable, and the later event will be deemed not to have occurred for purposes of such conversion for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock price
Effective date	$442.08	$500.00	$652.06	$750.00	$847.68	$1,000.00	$1,250.00	$1,500.00	$2,000.00	$3,000.00	$4,000.00
September 18, 2026	0.7284	0.5939	0.3706	0.2834	0.2213	0.1551	0.0912	0.0559	0.0218	0.0021	0.0000
September 15, 2027	0.7284	0.5939	0.3674	0.2755	0.2111	0.1437	0.0807	0.0471	0.0165	0.0005	0.0000
September 15, 2028	0.7284	0.5939	0.3540	0.2578	0.1918	0.1248	0.0651	0.0352	0.0102	0.0000	0.0000
September 15, 2029	0.7284	0.5939	0.3202	0.2215	0.1565	0.0939	0.0427	0.0198	0.0037	0.0000	0.0000
September 15, 2030	0.7284	0.5505	0.2481	0.1522	0.0951	0.0470	0.0152	0.0046	0.0000	0.0000	0.0000
September 15, 2031	0.7284	0.4664	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year or 366-day year, as applicable.

•

If the stock price is greater than $4,000.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $442.08 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 2.2620 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

Generally

If a “fundamental change” (other than an “exempted fundamental change,” each as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after an applicable special interest record date but on or prior to the special interest payment date to which such special interest record date relates, in which case we will instead pay the full amount of accrued and unpaid special interest, if any, to the holder of record as of the close of business on such special interest record date on, or at our election, before, such special interest payment date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) except in connection with transactions described in clause (2) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, has become and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (the “relevant stock exchange”).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”). In addition, it shall not constitute a fundamental change pursuant to clause (4) above if (x) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) solely after the close of the regular trading session on any scheduled trading day and (y) our common stock (or other common stock underlying the notes) is re-listed or re-quoted on one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) prior to open of the regular trading session on the immediately succeeding scheduled trading day.

If any transaction in which our common stock is replaced by the common stock or other common equity of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity and references to our common stock shall instead be references to any common equity (or American depositary receipts (or other interests) in respect thereof) underlying the notes.

Notwithstanding anything to the contrary above, no notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

Notice of Fundamental Change Repurchase Right

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice (if other than the trustee) of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the conversion rate and, if applicable, any adjustments to the conversion rate as a result of the fundamental change (or related make-whole fundamental change);

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish the information on our website or through such other public medium as we may use at that time, including in a current report on Form 8-K (or any successor form) that is filed with the SEC.

No Fundamental Change Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) of the definition thereof, if:

•

such fundamental change constitutes a share exchange event referred to under caption “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock,” whose reference property consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” and, if applicable, “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes the maximum amount of accrued but unpaid special interest, if any, payable as part of the fundamental change repurchase price for such fundamental change); and

•

we timely send the notice relating to such fundamental change required pursuant the provisions described above under the caption “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Corporate Events” and we indicate in such notice that such fundamental change constitutes an “exempted fundamental change” for which we are not required to offer to repurchase the notes.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Procedures to Require Us to Repurchase Notes

To exercise the fundamental change repurchase right, holders of certificated notes must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each fundamental change repurchase notice must state:

•	the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, to exercise the fundamental change repurchase right, holders must surrender their notes in accordance with applicable DTC procedures.

Holders of certificated notes may withdraw any fundamental change repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

If the notes are not in certificated form, holders must withdraw their notes subject to repurchase in accordance with applicable DTC procedures.

We will be required to repurchase the notes submitted for repurchase and not validly withdrawn on the fundamental change repurchase date. Holders who have exercised the repurchase right and have not validly withdrawn their repurchase notice will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•

the notes will cease to be outstanding and special interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

Repurchase by Third Party

Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount, as a result of withholding or other similar taxes, than such owner would have received had we repurchased such note.

Compliance with Securities Laws

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with such securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict; rather we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or may not be entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” in each case, in circumstances involving a significant change in the composition of our board, unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of us and our subsidiaries may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—We may not have the ability to repurchase the notes upon a fundamental change or optional repurchase, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Repurchase of Notes by Us at the Option of Holders

Generally

If the last reported sale price of our common stock on the 60th scheduled trading day immediately preceding the optional repurchase date (as defined below) (such date, the “optional repurchase valuation date”) is less than the then-applicable conversion price, each holder of notes will have the right (the “optional repurchase right”) to require us to repurchase such holder’s notes (or any portion thereof in an authorized denomination) (such repurchase, an “optional repurchase”) on an “optional repurchase settlement date” (as defined below) occurring on around March 20, 2031 (the “optional repurchase date”) for a price equal to the principal amount of the notes to be repurchased plus accrued and unpaid special interest, if any, to, but excluding, the optional repurchase date (the “optional repurchase price”). However, we will not be required to offer to repurchase any notes, and holders may not exercise their optional repurchase right with respect to the notes, if we have called all then-outstanding notes for redemption prior to the optional repurchase date.

We may elect to satisfy all or a portion of our obligation with respect to the principal amount of the optional repurchase price owed in relation to the optional repurchase date by exercising our option (the “repurchase share delivery option”) to issue or deliver shares of our common stock and, if applicable, pay cash, with respect to all, but not part, of the notes surrendered for repurchase on the optional repurchase settlement date, subject to the terms and conditions of, and as further described under “—Repurchase Share Delivery Option”; provided that (i) on the optional repurchase settlement date our common stock is listed on a relevant stock exchange, and neither we nor such stock exchange shall have announced that our common stock will cease to be so listed, (ii) no event of default as set forth in “—Events of Default” has occurred under the indenture, (iii) the shares of our common stock to be issued or deliverable by us are, as of the date we exercise our repurchase share delivery option, “freely tradable” (as defined below) and (iv) no share exchange event has occurred, and no event that, if consummated, would constitute a share exchange event has been announced by us. If we elect the repurchase share delivery option, accrued and unpaid special interest, if any, to, but excluding, the optional repurchase date will be paid separately in cash and will not be included in the portion of the optional repurchase price subject to the repurchase share delivery option. If we do not elect the repurchase share delivery option, we will pay the optional repurchase price in cash on the optional repurchase date.

“Freely tradable” means, with respect to any shares of our common stock issuable or deliverable upon exercise of our repurchase share delivery option, that (i) such shares would be eligible to be offered, sold or otherwise transferred if held by a person that is not an affiliate of ours, and that has not been an affiliate of ours during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act or any requirement as to qualification under applicable state securities laws, and (ii) such shares (x) will not be identified by a “restricted” CUSIP or ISIN number; and (y) will not be represented by any certificate that bears a restricted note legend.

If, notwithstanding the requirements set forth in the second preceding paragraph, any shares of our common stock to be issued or delivered by us would not be freely tradable on the date of such issuance or delivery, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required.

For the avoidance of doubt, our repurchase of any notes on the optional repurchase settlement date will not affect our obligation to pay the special interest, if any, otherwise due on such notes to the holders of such notes at the close of business on the preceding special interest record date.

Notwithstanding anything to the contrary above, we may not repurchase, and will not be obligated to repurchase, any notes, if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the optional repurchase settlement date (except in the case of an acceleration resulting from a default by us in the payment or delivery of the optional repurchase price and any related special interest, if any, described above).

Notice of Optional Repurchase

Subject to the proviso below, not less than 58 nor more than 80 scheduled trading days before the optional repurchase date, we will send to each holder of the notes a notice (the “company notice of optional repurchase”) of the optional repurchase right, stating, among other things:

•	the optional repurchase date;

•	the optional repurchase price;

•

whether or not we have elected the repurchase share delivery option and, if we have elected the repurchase share delivery option, specifying the “per note share maximum” (as defined below under “—Repurchase Share Delivery Option”) and the first scheduled trading day and duration of the repurchase observation period;

•

that the notes with respect to which a holder optional repurchase notice has been delivered by a holder may be converted only if the holder withdraws the holder optional repurchase notice in accordance with the terms of the indenture;

•	the procedures that holders must follow to require us to repurchase their notes; and

•

solely in the case of a company notice of optional repurchase sent prior to the optional repurchase valuation date, the optional repurchase valuation date, and that our obligation to repurchase notes on the optional repurchase settlement date is subject to the condition that the last reported sale price of our common stock on the optional repurchase valuation date is less than the then-applicable conversion price;

provided that if the last reported sale price of our common stock on the optional repurchase valuation date is not less than the then-applicable conversion price, then we will not be required to send a company notice of optional repurchase, or otherwise notify the holders of notes.

Simultaneously with providing any such notice, we will publish the information on our website or through such other public medium as we may use at that time, including in a current report on Form 8-K (or any successor form) that is filed with the SEC.

Procedures to Require Us to Repurchase Notes

To exercise the optional repurchase right with respect to any notes, the holder must deliver, during the period from the open of business on the 53rd scheduled trading day prior to the optional repurchase date until (i) the close of business on the second business day immediately preceding the optional repurchase date (or such later time as may be required by law), if we have not exercised our share delivery option or (ii) until the close of business on the second business day immediately following the final trading day of the repurchase observation period (or such later time as may be required by law), if we have exercised our share delivery option (such date, as applicable, the “final put date”), a notice (a “holder optional repurchase notice”), the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each holder optional repurchase notice must state:

•	the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of such notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that such notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, to exercise the optional repurchase right, holders must surrender their notes in accordance with applicable DTC procedures.

Holders of certificated notes may withdraw any holder optional repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the final put date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

If the notes are not in certificated form, holders must withdraw their notes subject to repurchase in accordance with applicable DTC procedures.

We will be required to repurchase the notes submitted for repurchase and not validly withdrawn on the date (the “optional repurchase settlement date”) that is the optional repurchase date, unless we have elected the repurchase share delivery option in respect of the optional repurchase, in which case the optional repurchase settlement date shall be the second business day immediately following the final put date. Holders who have exercised their optional repurchase right and have not validly withdrawn their repurchase notice will receive payment of the optional repurchase price on the later of (i) the optional repurchase settlement date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient and, if applicable, shares of common stock to pay the optional repurchase price of the notes on the optional repurchase settlement date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•

such notes will cease to be outstanding and special interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the optional repurchase price).

For the avoidance of doubt, holders shall have no optional repurchase right if the last reported sale price of our common stock on the optional repurchase valuation date is not less than the then-applicable conversion price on the optional repurchase valuation date.

Repurchase Share Delivery Option

To exercise our repurchase share delivery option, we must specify that we are exercising our repurchase share delivery option in the company notice of optional repurchase, and in the notice, specify the “per note share maximum” (as defined below) and the first scheduled trading day and duration of the repurchase observation period.

If we exercise the repurchase share delivery option, in lieu of paying the optional repurchase price entirely in cash, we shall on the second business day following the final put date, in respect of each $1,000 principal amount of notes being repurchased:

•

(a) issue, or transfer and deliver, to the relevant holder a number of shares of our common stock equal to the sum of the repurchase daily share numbers for each trading day in the repurchase observation period for such repurchase (the “repurchase option shares”); and (b) if applicable, pay to the relevant holder an amount of cash equal to the sum of the repurchase daily cash values for each trading day in the repurchase observation period (the “repurchase option cash”);

•	pay to the relevant holder in cash accrued and unpaid special interest, if any, in respect of such notes to, but not including, the optional repurchase date; and

•	pay cash in lieu of delivering any fractional share of common stock to the relevant holder based on the daily VWAP for the last trading day of the repurchase observation period.

The “aggregate share maximum” means 2,875,000 shares of our common stock, subject to (i) adjustment in the same manner and at the same time as the conversion rate solely as set forth pursuant to the first formula under “—Conversion Rate Adjustments” and (ii) pro rata reduction on account of any redemption, repurchase, conversion or other cancellation of notes, in proportion to the number of notes so redeemed, repurchased, converted or otherwise cancelled relative to the aggregate number of notes initially issued under the indenture.

The “per note daily maximum” equals the quotient obtained by dividing (a) the per note share maximum in effect immediately after the close of business on each trading day in the repurchase observation period by (b) 50.

The “per note share maximum” means, with respect to each $1,000 principal amount of notes, the number of shares of common stock that the company specifies in the company notice of optional repurchase; provided that the per note share maximum so specified for the notes shall not exceed the quotient obtained as of the close of business on the second scheduled trading day immediately preceding the company notice of optional repurchase of (i) the aggregate share maximum for the notes as of such time divided by (ii) the quotient obtained from dividing (x) the principal amount of notes outstanding as of such time by (y) $1,000. Following the close of business on the second scheduled trading day immediately preceding the company notice of optional repurchase, the per note share maximum specified as provided above shall be subject to adjustment in the same manner and at the same time as the conversion rate solely as set forth pursuant to the first formula under “—Conversion Rate Adjustments”.

The “repurchase daily cash value” means, for the applicable trading day, the difference of (i) $20 minus (ii) the repurchase daily share value.

The “repurchase daily share number” means the quotient obtained by dividing (i) $20 by (ii) the daily VWAP for the applicable trading day, rounded down to the nearest 1/10,000th of a share; provided that if the repurchase daily share number would be greater than the per note daily maximum, the repurchase daily share number shall be the per note daily maximum.

The “repurchase daily share value” means the product of (i) the repurchase daily share number and (ii) the daily VWAP for the applicable trading day.

The “repurchase observation period” with respect to any note subject to an optional repurchase and our repurchase share delivery option means the 50 consecutive trading day period beginning on, and including, the 53rd scheduled trading day immediately preceding the optional repurchase date.

For purposes of determining amounts due upon exercise of our repurchase share delivery option, “trading day” and “daily VWAP” shall have the same meanings as set forth above under “—Settlement upon Conversion,” including any referenced definitions therein.

If we have exercised our repurchase share delivery option as described in the first sentence of this “—Repurchase Share Delivery Option” section, we will send to each holder of the notes a notice specifying the number of repurchase option shares and, if applicable, amount of repurchase option cash per $1,000 principal amount of notes no later than the open of business on the first business day immediately following the last trading day of the repurchase observation period. Simultaneously with providing such notice, we will publish the information on our website or through such other public medium as we may use at that time, including in a current report on Form 8-K (or any successor form) that is filed with the SEC.

The person in whose name any shares of our common stock shall be issuable or deliverable upon the exercise of our repurchase share delivery option will become the holder of record of such shares as of the close of business on the last trading day of the repurchase observation period.

We will pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of any shares of our common stock resulting from the exercise of our repurchase share delivery option, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to this section if (i) we have not elected the repurchase share delivery option in respect of such notes, (ii) one or more third parties conduct the repurchase offer and repurchase tendered notes in cash in a manner that would have satisfied our obligations to do the same if conducted directly by us in cash; and (iii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount, as a result of withholding or other similar taxes, than such owner would have received had we repurchased such note.

Compliance with Securities Laws

In connection with any offer to repurchase notes pursuant to the optional repurchase right, we will, if required:

•	comply with the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Repurchase of Notes by Us at the Option of Holders” to be exercised in the time and in the manner specified in the indenture.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to repurchase the notes in connection with the exercise of the optional repurchase right, we will comply with such securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict; rather we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon exercise of the optional repurchase right in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.

*  *  *

If we are required to repurchase notes pursuant to the optional repurchase provisions above, we may not have enough funds to pay the optional repurchase price. Our ability to repurchase the notes for cash, or otherwise deliver consideration in respect of the notes, may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—We may not have the ability to repurchase the notes upon a fundamental change or optional repurchase, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a holder’s exercise of the optional repurchase right, we will be in default under the indenture.

Further, if we have elected our repurchase share delivery option, the amount of consideration you receive will be determined over the repurchase observation period by reference to the volume-weighted average price of our common stock, as specified above. Moreover, the repurchase observation period may be extended, if, among other things, a market disruption event occurs. If the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our repurchase obligation will be less than the value used to determine the number of shares that you will receive. That is, if the trading price of our common stock declines during the repurchase observation period, then you may receive less consideration, or consideration that is less valuable, than $1,000 per note, measured as of the day we deliver such consideration, and there is no requirement that we pay additional cash amounts, in such circumstances. See “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—Upon conversion of the notes or upon our election to exercise our repurchase share delivery option in connection with the holder repurchase option, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right or repurchase right, as the case may be, but before we settle our related conversion or repurchase obligation.”

Consolidation, Merger and Sale of Assets

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Consolidation, Merger or Sale.”

The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of our direct or indirect wholly owned subsidiaries, in which case, for the avoidance of doubt, the transferee shall not succeed to, and we shall not be discharged from, our obligations under the notes or the indenture) (each, a “business combination event”), unless (i) the resulting, surviving or transferee person (if not us) is a “qualified successor entity” (as defined below, and such entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such business combination event, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event if either (i) such business combination event is an exempted fundamental change; or (ii) both of the following conditions are satisfied: (1) either (a) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (b) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Code, for holders or beneficial owners of the notes; and (2) either (A) such business combination event constitutes a share exchange event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (I) treated as a corporation for U.S. federal income tax purposes; (II) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (III) the direct or indirect parent (and a related party within the meaning of Section 267 or 707(b)(1) of the Code) of such limited liability company, limited partnership or other similar entity; or (B) both of the following conditions are satisfied: (I) such business combination event does not constitute a share exchange event; and (II) we (x) remain an obligor of the notes following such business combination event and are treated as a domestic corporation for U.S. federal income tax purposes; and (y) are the direct or indirect parent (and a related party within the meaning of Section 267 or 707(b)(1) of the Code) of such limited liability company, limited partnership or similar entity.

Events of Default

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Events of Default and Remedies Under the Senior Indenture.”

Each of the following is an event of default with respect to the notes under the indenture:

(1) default in any payment of special interest on any note when due and payable and the default continues for a period of 30 days;

(2) (A) default in the payment of principal of any note when due and payable at its stated maturity, upon any optional redemption, upon any cleanup redemption, upon any required fundamental change repurchase, upon declaration of acceleration or otherwise or (B) failure to pay or, if applicable, deliver the requisite shares of common stock (and such failure to deliver the requisite shares of common stock continues for five business days), when due and payable, or deliverable, upon any required repurchase as described under “—Repurchase of Notes by Us at the Option of Holders”;

(3) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

(4) our failure to give (i) a company notice of optional repurchase as described under “—Repurchase of Notes by Us at the Option of Holders” when due and such failure continues for three business days, (ii) a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a make-whole fundamental change as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” in either case when due and such failure continues for two business days, or (iii) notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events” when due and such failure continues for five business days;

(5) our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(6) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7) default by us or any of our significant subsidiaries (as defined below) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $125,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding in accordance with the indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries.

A “significant subsidiary,” for purposes of clauses (7) and (8) above, is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the SEC as such rule is in effect on the issue date; provided that, in the case of a subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, in each case as such rule is in effect on the issue date, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $125,000,000. For the avoidance of doubt, to the extent any such subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Article 1, Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such subsidiary shall not be deemed to be a “significant subsidiary” under the indenture irrespective of whether such subsidiary has greater than $125,000,000 in income from continuing operations as described in the immediately preceding sentence.

If an event of default (other than an event of default described in clause (8) above with respect to us) occurs and is continuing, the trustee by written notice to us, or the holders of at least 25% in principal amount of the outstanding notes by written notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding notes to be due and payable. For the avoidance of doubt, if any such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately. In case of an event of default described in clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest, if any, on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default under the indenture relating to our failure to comply with our obligations as set forth under “—Reports” (such event of default, a “reporting event of default”) below will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing. For the avoidance of doubt, the 365-day period shall not commence until the expiration of the 60-day period referenced in clause (6) above. In no event shall special interest payable at our election for failure to comply with our reporting obligations pursuant to this “—Events of Default” section accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such special interest.

If we so elect, such special interest, if any, will be payable on the special interest payment dates described under “—No Regular Interest; Special Interest.” On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay special interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay special interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent (if other than the trustee) in writing of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in aggregate principal amount of the outstanding notes may waive all past defaults (except with respect to any continuing defaults relating to nonpayment of principal or interest, if any (including delivery of consideration due in respect thereof if we have elected the repurchase share delivery option as provided herein) or with respect to the failure to deliver the consideration due upon conversion, which defaults can be waived only with the consent of each affected holder). The holders of a majority in aggregate principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest, if any, on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

For the avoidance of doubt, and without limiting the manner in which any default can be cured,

•	a default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

•

a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below); and

•	a default that is (or, after notice, passage of time or both, would be) a reporting event of default will be cured upon the filing of the relevant report(s) giving rise to such default;

provided that for the avoidance of doubt, (i) if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default; (ii) the cure of any event of default will not affect any acceleration that has occurred before such cure; and (iii) the cure of any reporting event of default described under “—Events of Default” will not affect the accrual of any special interest before such cure. In addition, if an event of default is cured or waived before any related notice of acceleration is delivered, such event of default shall be deemed cured, and the notes shall not be subject to acceleration on account of such event of default. Nothing in the immediately preceding two sentences will constitute a waiver of, or in any way limit, the right of the trustee or any holder to institute suit for any damages incurred as a result of any default, even if such default is subsequently cured.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price, the fundamental change repurchase price and the optional repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, if any, when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered, and, if requested, provided the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5) the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.

The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability (it being understood that the trustee does not have an affirmative duty to determine whether any action is prejudicial to any holder).

Prior to taking any action under the indenture, the trustee will be entitled to receive indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within the later of 90 days after the date on which such default occurred, if known, and promptly after a responsible officer of the trustee obtains knowledge thereof. Except in the case of a default in the payment of principal of or interest, if any, on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the holders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default is cured or waived. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default under the indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such default has been cured or is no longer continuing.

Amounts payable or deliverable on account of the redemption price, the fundamental change repurchase price, the optional repurchase price, cash consideration due upon conversion, principal or special interest, if any, that are not paid or delivered when due will not accrue interest except on those days, if any, when special interest accrues on such note. If any special interest accrues on such note on any date, then interest will accrue on such date on all outstanding defaulted amounts, if any, on such note per annum at the then-applicable interest rate from the required payment or delivery date (such interest, “default interest”).

Modification and Amendment

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Modification of Senior Indenture; Waiver.”

Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment or supplement may, among other things:

(1) reduce the principal amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the stated time for payment of special interest, if any, on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) except as required by the indenture, make any change that adversely affects the conversion rights of any notes;

(5) reduce the redemption price, the fundamental change repurchase price or the optional repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments or deliveries of shares of common stock, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) make any note payable in money, or at a place of payment, other than that stated in the note;

(7) change the ranking of the notes; or

(8) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend or supplement the indenture or the notes to:

(1) cure any ambiguity, mistake, omission, defect or inconsistency;

(2) provide for the assumption by a successor entity of our obligations under the indenture, as set forth under the heading “—Consolidation, Merger and Sale of Assets”;

(3) add guarantees with respect to the notes;

(4) secure the notes;

(5) add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6) make any change that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the holders, as such, in any material respect, as determined by us in good faith;

(7) irrevocably elect a settlement method and/or specified dollar amount (or a minimum specified dollar amount) or eliminate our right to elect a settlement method; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement upon Conversion”;

(8) in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(9) conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet and as evidenced in an officer’s certificate;

(10) comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any holder in any material respect;

(11) appoint a successor trustee with respect to the notes;

(12) increase the conversion rate as provided in the indenture;

(13) provide for the issuance of additional notes in accordance with the indenture;

(14) provide for any transfer restrictions that apply to any additional notes issued under the indenture (other than the notes issued in this offering and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; provided that any such additional notes issued under the indenture shall bear a CUSIP number separate from that for any notes issued in this offering and any notes issued in exchange therefor or in substitution thereof (or shall bear no CUSIP number);

(15) comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture, or the supplemental indenture, under the Trust Indenture Act, as then in effect; or

(16) provide for the acceptance of appointment by a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent to facilitate the administration of the trusts under the indenture by more than one trustee.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Discharge.”

We may satisfy and discharge our obligations under the indenture and the notes (except for certain surviving rights of the trustee) by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, at any optional repurchase settlement date, upon conversion or otherwise, cash or cash and/or shares of common stock (or other reference property), solely to satisfy outstanding conversions or our obligations on an optional repurchase settlement date, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the trading price of the notes (for purposes of determining whether the notes are convertible as described herein), the daily VWAPs, the daily conversion values, the daily net settlement amounts, the daily settlement amounts, the aggregate share maximum, the per note share maximum, the per note daily maximum, the repurchase daily cash value, the repurchase daily share number, the repurchase daily share value, special interest, if any, payable on the notes, the redemption price, the fundamental change repurchase price, the optional repurchase price, the number of shares of common stock and, as applicable, the amount of cash payable in connection with any optional repurchase and the conversion rate and conversion price of the notes and adjustments thereto. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, the paying agent and the conversion agent, and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any holder of notes upon the request of that holder. The trustee, paying agent and conversion agent shall have no responsibility for any calculations under the indenture or the notes or for verifying our calculations.

Reports

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Reports.”

The indenture will provide that any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or for which we are actively seeking, confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)). We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act. Documents filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.

Trustee

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Information Concerning the Senior Indenture Trustee.”

U.S. Bank Trust Company, National Association is the trustee, registrar, paying agent and conversion agent for the notes under the indenture. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement, the accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

No Personal Liability of Directors, Officers, Employees, Partners and Stockholders

No past, present or future director, officer, employee, incorporator, partner or stockholder of ours or any guarantor, as such, will have any liability for any obligations of ours under the indenture, the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each holder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Senior Debt Securities—Governing Law.”

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we, each holder and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters, the trustee or any agent of the foregoing are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest, if any, with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF THE CAPPED CALL TRANSACTIONS

In connection with the pricing of the notes, we have entered into privately negotiated capped call transactions with the option counterparties with respect to the notes. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock initially underlying the notes. We intend to use $99.9 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the over-allotment option granted to the underwriters is exercised with respect to the notes, we intend to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties. If the underwriters exercise their over-allotment option in full, we intend to use approximately $15.0 million of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of such capped call transactions. The strike price of the capped call transactions initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of such capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments or share deliveries to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them an aggregate amount of cash and/or number of shares of our common stock for all notes converted on or after June 15, 2031, generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during the relevant valuation period, the number of shares of our common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

If the notes, or any portion thereof, are converted prior to June 15, 2031, or are repurchased by us in connection with a fundamental change, optional repurchase or any redemption of the notes, we will be required to (or, if the notes, or any portion thereof, are repurchased by us other than in connection with any such redemption, optional repurchase or fundamental change, we may elect to) terminate (subject to the terms and conditions of the capped call transactions) a corresponding portion of the relevant capped call transactions. Upon such termination, we expect to receive from the option counterparties a number of shares of our common stock, or, if we so elect subject to certain conditions, an amount of cash, in each case, with a value equal to the fair value of such portion of the relevant capped call transactions being terminated, as calculated in accordance with the terms of the relevant capped call transactions.

The cap price of the capped call transactions will initially be $1,049.94, which represents a premium of 137.5% above the last reported sale price of our common stock on The NASDAQ Global Select Market on the date of pricing of this offering, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are separate transactions (in each case entered into by us with the option counterparties), are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting—Capped Call Transactions” and “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—The capped call transactions may affect the value of the notes and our common stock.”

DESCRIPTION OF CAPITAL STOCK

The following is a description of some of the terms of our common stock, certificate of incorporation and our bylaws. The following description is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, each of which have been filed as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, incorporated by reference in this prospectus supplement.

Common Stock

As of June 30, 2026, we had 200,000,000 shares of common stock authorized and 81,235,921 shares of common stock outstanding.

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Accordingly, holders of a majority of the voting shares are able to elect directors. Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our dissolution, holders of our common stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our certificate of incorporation, our bylaws, and the Delaware General Corporation Law (“DGCL”). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our certificate of incorporation and bylaws.

Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party-whether friendly or hostile-from acquiring control over us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Amendment of Certificate of Incorporation and Bylaws

The amendment or repeal of our certificate of incorporation requires approval of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote thereon, or the “Voting Stock”, voting together as a single class. Further, unless otherwise specified, amendment or repeal of our bylaws requires the approval of not less than a majority of the Voting Stock, voting together as a single class.

Board Classification

Our board of directors is no longer classified. Each director elected at an annual meeting of stockholders serves for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contain provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors. These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors. These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents. The ownership requirements establish that, at a minimum, holders of record representing 20% of our outstanding shares of common stock are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors. Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the 12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contain provisions that limit the ability of stockholders to call a special meeting. Unless otherwise specified by our certificate of incorporation or the DGCL, special meetings of the stockholders may only be called and proposed by the Chair of the Board, Chief Executive Officer, the holder(s) of 25% or more of the voting power of the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the directors then in office.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by us, to be considered at an annual meeting of stockholders. These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Further, the approval of a majority of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our certificate of incorporation does not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the ownership, disposition and conversion of the notes, and the ownership and disposition of shares of our common stock received upon a conversion or under the holder repurchase option, in each case as of the date hereof. This summary deals only with notes or shares of common stock held as capital assets (generally, property held for investment) by persons who purchase the notes for cash upon original issuance in this offering at their “issue price,” which will be the first price at which a substantial amount of the notes is sold to investors for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. Holder” means a person that is, for U.S. federal income tax purposes, a beneficial owner of notes or common stock that is any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Holder” means a beneficial owner of notes or common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes or common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes or common stock, you should consult your own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, without limitation, if you are:

•	a broker or dealer in securities;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes or common stock as part of an integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•	a person liable for any minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or a person who is an investor in such a pass-through entity);

•	a U.S. Holder whose “functional currency” is not the U.S. dollar;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes or common stock as a result of such income being recognized on an applicable financial statement;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a qualified foreign pension fund;

•	a U.S. expatriate; or

•	a former citizen or long-term resident of the United States.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions concerning the tax consequences of the purchase, ownership, disposition and conversion of the notes, and the ownership and disposition of common stock into which the notes may be converted, that are different from those discussed below.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. In addition, this summary does not address the effects of the Medicare contribution tax on net investment income, any U.S. federal taxes other than income taxes (such as estate and gift taxes), or any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership, disposition and conversion of the notes, and the ownership and disposition of common stock into which the notes may be converted, as well as the consequences to you arising under other U.S. federal tax laws or the laws of any other taxing jurisdiction (including any state or local tax laws).

No Regular Interest; Additional Payments

The notes will not bear regular interest. In certain circumstances (see “Description of Notes—Events of Default” and “Description of Notes—Repurchase of Notes by Us at the Option of Holders—Repurchase Share Delivery Option”), we may be obligated to pay amounts in excess of principal on the notes, which may include payments of special interest. The potential obligation to make these payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” However, we believe and intend to take the position that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments. Assuming such position is respected by the IRS, any special interest should be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on such U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, upon a conversion or sale or other taxable disposition of a note, a portion of the proceeds may be deemed to be attributable to any accrued and unpaid special interest. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS. If the IRS were to successfully challenge this position and the notes were treated as contingent payment debt instruments, a Holder subject to U.S. federal income tax would generally be required to accrue interest income based on a projected payment schedule and comparable yield and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note (including any gain realized on the conversion of, or in redemption of, a note) before the resolution of the contingency. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments and that no special interest will be paid on the notes. You should consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. Holder.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes into Cash, Common Stock, or a Combination of Cash and Common Stock; Exercise of Optional Repurchase Right,” upon the sale, exchange, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption or other taxable disposition and the adjusted tax basis of the note. Your amount realized will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in a note will, in general, be your cost for that note, increased by any amounts included in income as a dividend on account of constructive distributions related to the conversion rate of the notes (as described below under “—Constructive Distributions”). Any gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if your holding period for the note is more than one year. Long-term capital gains of certain non-corporate U.S. Holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Notes into Cash, Common Stock, or a Combination of Cash and Common Stock; Exercise of Optional Repurchase Right

Conversion into solely cash. If you receive solely cash in exchange for your notes upon conversion, your gain or loss will be treated in the same manner as if you disposed of your notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

Conversion into solely common stock. If you receive solely common stock (other than cash in lieu of a fractional share) in exchange for your notes upon conversion (excluding an exchange with a designated financial institution in lieu of conversion, the consequences of which are described below in “—Exchange in Lieu of Conversion”), you will generally not recognize gain or loss except to the extent of any cash received in lieu of a fractional share of common stock. In such case, although the law on this point is not entirely clear, your tax basis in the note should be allocated pro rata between the common stock received and any fractional share of common stock that is deemed received and sold for cash (based on their respective fair market values). The holding period for our common stock received in the conversion would include the holding period for the note.

The receipt of cash in lieu of a fractional share of common stock will generally result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of common stock and your tax basis in the fractional share of common stock). Your tax basis in a fractional share of common stock will generally be determined by allocating your tax basis in the common stock received (including the fractional share of common stock deemed received) between the common stock actually received upon conversion and the fractional share of common stock, in accordance with their respective fair market values.

Conversion into a combination of cash and common stock. The tax consequences of the conversion of a note into a combination of cash and our common stock (excluding an exchange with a designated financial institution in lieu of conversion, the consequences of which are described below in “—Exchange in Lieu of Conversion”) are not entirely clear. In general, the tax consequences will depend on whether the conversion is treated as a recapitalization for U.S. federal income tax purposes, and in order for the conversion to be treated as a recapitalization, the notes must be treated as “securities” for U.S. federal income tax purposes. Whether a debt instrument is a security is based on all of the facts and circumstances, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. In addition, the convertibility of a debt instrument into stock of the issuer may weigh in favor of “security” treatment because of the possible equity participation in the issuer.

To the extent that we are required to take a position, we intend to take the position that the notes constitute “securities,” and thus to treat the conversion of a note into a combination of cash and our common stock as a recapitalization for U.S. federal income tax purposes. If the conversion of a note into a combination of cash and our common stock is treated as a recapitalization, you would generally not be able to recognize any loss on the exchange, and would recognize gain, if any, equal to the excess of the sum of the fair market value of our common stock received (including any fractional share of common stock deemed received) and the cash received (other than cash received in lieu of a fractional share of common stock) over your adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (less any cash attributable to a fractional share of common stock). Any gain you recognize upon conversion of a note would be treated in the same manner as if you disposed of the note in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”). In such case, the tax basis of the common stock received upon the conversion (including any fractional share of common stock deemed received) would equal the adjusted tax basis of the note, reduced by the amount of any cash received (other than cash received in lieu of a fractional share of common stock), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share of common stock). In addition, your holding period for the common stock would include the period during which you held the note.

Alternatively, if the receipt of cash and common stock upon conversion of a note is not treated as a recapitalization, the cash payment (other than cash received in lieu of a fractional share of common stock) generally would be treated as the proceeds from the redemption of a portion of the note and taxed as described above in “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” and the common stock received would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to you except to the extent of any cash received in lieu of a fractional share of common stock. In such case, although the law on this point is not entirely clear, your tax basis in the note should be allocated pro rata between the common stock received, any fractional share of common stock that is deemed received and sold for cash and the portion of the note that is treated as redeemed for cash (based on their respective fair market values). The holding period for our common stock received in the conversion would include the holding period for the note.

The receipt of cash in lieu of a fractional share of common stock will generally result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of common stock and your tax basis in the fractional share of common stock). Your tax basis in a fractional share of common stock will generally be determined by allocating your tax basis in the common stock received (including the fractional share of common stock deemed received) between the common stock actually received upon conversion and the fractional share of common stock, in accordance with their respective fair market values.

Treatment of optional repurchase right. If you receive solely cash in exchange for your notes pursuant to your exercise of the optional repurchase right, your gain or loss will be treated in the same manner as if you disposed of your notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”). If, however, we exercise the repurchase share delivery option, the treatment of the exchange of your notes for common stock, or cash and common stock, is not entirely clear. If the receipt of common stock, or cash and common stock, is treated as a recapitalization (as described above), the consequences to you should generally be the same as described above for a conversion that is treated as a recapitalization. If, however, the receipt of common stock, or cash and common stock, is not treated as a recapitalization, to the extent we are required to take a position, we intend to take the position that the consequences of your receipt of common stock, or cash and common stock, are the same as those described above in connection with a conversion. However, in such circumstances the IRS may assert that your receipt of common stock, or cash and common stock, under the repurchase share delivery option is a fully taxable disposition of the notes (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”). You should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of your exercise of the optional repurchase right, including the receipt of common stock, or cash and common stock, under the repurchase share delivery option.

Exchange in Lieu of Conversion

In certain situations, the notes may be exchanged in lieu of a conversion (see “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”). In such case, the exchange will be treated as a sale or exchange of the notes, as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes.” Your tax basis in any common stock received will equal its fair market value on the date of the exchange, and your holding period in any common stock received will commence on the day after the date of the exchange.

Possible Effect of a Change in Conversion Consideration

In certain situations, the notes may become convertible into shares of an acquirer or other consideration (see “Description of Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of our Common Stock”). Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. Holder, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the conversion of the notes, or redemption under the repurchase share delivery option, as well as the ownership of the notes and any such shares or other consideration received upon such conversion or redemption may be different from the U.S. federal income tax consequences addressed in this discussion. You should consult your own tax advisors regarding any such adjustment.

Constructive Distributions

As described in “Description of Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate of the notes is subject to adjustment under certain circumstances. Under Section 305 of the Code, adjustments (or failures to adjust or to make proper adjustments) to the conversion rate of the notes that have the effect of increasing a holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a constructive distribution to holders of notes even though they have not received any cash or property as a result of such adjustments (or failures to adjust or to make proper adjustments). However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the notes will not qualify as being made pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution would generally result if the conversion rate were adjusted to compensate holders of notes for cash dividends or distributions paid to holders of our common stock. The adjustment to the conversion rate of notes converted upon a make-whole fundamental change, as described in “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” may also be treated as a constructive distribution. Any such constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules described below under “—Taxation of Dividends.” Generally, your adjusted tax basis in a note will be increased to the extent of any such taxable constructive distribution that is treated as a dividend. It is not entirely clear whether a constructive dividend deemed paid to you would be eligible for the reduced tax rates applicable to certain dividends paid to noncorporate holders. It is also not entirely clear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of beneficial owners of notes deemed to receive such a distribution.

Taxation of Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes, and includible as ordinary dividend income, to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in your adjusted tax basis in our common stock, and to the extent the amount of the distribution exceeds your adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Subject to certain holding period and other requirements, (a) any dividends received by a U.S. Holder that is a corporation will be eligible for the dividends received deduction and (b) any dividends received by certain non-corporate U.S. Holders (including individuals) will be eligible for the reduced tax rates that apply to “qualified dividend income.”

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of our common stock, you will generally recognize gain or loss in an amount equal to the difference between the amount realized for such common stock and your adjusted tax basis in such common stock. Your amount realized will include the amount of any cash and the fair market value of any other property received for the common stock. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if your holding period for the common stock (which may include the period during which you held your notes as discussed above under “—Conversion of Notes into Cash, Common Stock, or a Combination of Cash and Common Stock; Exercise of Optional Repurchase Right”) is more than one year. Long-term capital gains of certain non-corporate U.S. Holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. Holder.

Dividends and Constructive Dividends

The rules applicable to non-U.S. Holders for determining the extent to which distributions (and deemed distributions described in “—U.S. Holders—Constructive Distributions” above) on our common stock, if any, constitute dividends for U.S. federal income tax purposes are the same as for U.S. Holders. See “—U.S. Holders—Taxation of Dividends.”

Dividends paid to you (and any deemed dividends described in “—U.S. Holders—Constructive Distributions” above) generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any constructive dividend, it is possible that this tax would be withheld from or set off against any amount owed to you, including, but not limited to, payments on the notes or our common stock, any proceeds received from the sale, exchange or other disposition of the notes or our common stock (including payments or deliveries received upon conversion, redemption or retirement of the notes), or other of your funds or assets. However, dividends that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) are not subject to the withholding tax, although you will need to provide the applicable withholding agent with an IRS Form W-8ECI (or other applicable form) in order to avoid withholding. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a United States person as defined in the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you wish to claim the benefit of an applicable treaty rate for withholding on dividends, you will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Conversion or Other Taxable Disposition of Notes or Common Stock

You may recognize gain on the sale, exchange, redemption, conversion or other taxable disposition of a note or share of common stock (generally determined in the same manner as for a U.S. Holder). Nevertheless, subject to the discussion of backup withholding below under “—Information Reporting and Backup Withholding,” such gain generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of your holding period and the five-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met.

If you are a non-U.S. Holder described in the first bullet point immediately above, you will be subject to tax on the gain derived from the sale or other taxable disposition generally in the same manner as if you were a United States person as defined in the Code and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. Holder described in the second bullet point immediately above, you will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other taxable disposition, which gain may under certain circumstances be offset by U.S.-source capital losses even though you are not considered a resident of the United States.

Generally, a U.S. corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to distributions on our common stock (including any deemed distributions described in “—U.S. Holders—Constructive Distributions” above) and the proceeds of the sale or other disposition (including a retirement or redemption) of a note or share of common stock paid to you (unless in each case you establish that you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number and a certification that you are not subject to backup withholding (generally, on an IRS Form W-9 (or applicable successor form)).

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Information reporting will generally apply to distributions (including any deemed distributions described in “—U.S. Holders—Constructive Distributions” above) made to you and the amount of tax, if any, withheld with respect to such distributions. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or agreement. In general, backup withholding will not apply to payments of dividends (including any deemed dividends described in “—U.S. Holders—Constructive Distributions” above) that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined in the Code, and such withholding agent has received from you the applicable certification that you are a non-U.S. person (generally, on an appropriate version of IRS Form W-8 (or applicable successor form), together with any appropriate attachments), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the notes or our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. person (and the payor does not have actual knowledge or reason to know that you are a United States person as defined in the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock (including any deemed dividends described in “—U.S. Holders—Constructive Distributions” above) to (i) a “foreign financial institution” (as specifically defined in the Code and regardless of whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and regardless of whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Dividends and Constructive Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes or our common stock, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership, disposition and conversion of the notes, and your ownership and disposition of our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii) and (iii) being referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary of a Plan should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duty to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment in determining whether an investment in the notes satisfies these requirements.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is applicable. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

The acquisition and/or holding of the notes by a Covered Plan with respect to which the issuer, an underwriter or certain of the issuer’s or underwriter’s affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than “adequate consideration” (as defined in such Sections) in connection with such transaction. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above mentioned exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review each exemption to assure applicability. There can be no assurance that an exemption will be available or applicable with respect to any prohibited transaction that may arise in connection with a Covered Plan’s investment in the notes, or that all of the conditions of any of the above mentioned exemptions will be satisfied.

Governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as defined in Section 4(b)(4) of ERISA) and certain U.S. church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes (or any interest therein) to determine suitability of such notes for such Plan and the need for, and the availability of, if necessary, any exemptive relief under any such laws, rules or regulations.

Representations

Accordingly, by its acceptance of the notes, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold such notes (or any interest therein) constitutes the assets of any Plan or (ii) the acquisition, holding and disposition of such notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be applicable to the purchase.

Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan. The sale of the notes to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

UNDERWRITING

We are offering the notes through the underwriters named below for whom Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as representatives (the “representatives”). Under the terms and subject to the conditions contained in an underwriting agreement among us and the representatives, we have agreed to sell to the underwriters named below, and each underwriter has severally agreed to purchase, the following respective principal amounts of the notes:

Underwriters	Principal Amount of the Notes
Goldman Sachs & Co. LLC	$256,250,000
Morgan Stanley & Co. LLC	256,250,000
J.P. Morgan Securities LLC	217,500,000
RBC Capital Markets, LLC	125,000,000
Citigroup Global Markets Inc.	100,000,000
Citizens JMP Securities, LLC	11,250,000
Needham & Company, LLC	11,250,000
Piper Sandler & Co.	11,250,000
Robert W. Baird & Co. Incorporated	11,250,000

Total	$1,000,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased (other than those covered by the over-allotment option described below). The underwriting agreement also provides that if an underwriter defaults, then the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 1.15% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 1.15% of the principal amount of the notes.

We have granted to the underwriters an option to purchase for settlement within an 11-day period beginning on, and including, the first date on which the notes are issued, up to an additional $150,000,000 aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, the underwriters must purchase an additional aggregate principal amount of notes, approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by us
	No Exercise	Full Exercise
Notes offered hereby	1.15%	1.15%

We estimate that our out-of-pocket expenses (excluding the underwriting discounts) for this offering will be approximately $2.5 million and will be payable by us.

The notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the notes. However, no underwriter is obligated to do so and may discontinue any market-making activities for the notes at any time without notice. No assurance can be given as to whether any trading markets for the notes will develop or, if any do develop, as to how liquid such trading markets for the notes will be or whether any such trading markets will be sustained.

We have agreed that, for a period of 45 days after the date of this prospectus supplement (the “Restricted Period”), we will not, without the prior written consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, other than: (a) the notes to be sold pursuant to this offering, or any shares of common stock issued by us upon conversion of the notes; (b) any shares of common stock issued upon the exercise of options (including performance-based options) or warrants, or the vesting or settlement of restricted stock units or awards (including performance-based units or awards), granted under stock-based compensation plans; (c) the grants of options or warrants (including performance-based options), or restricted stock units or awards (including performance-based units or awards), pursuant to stock-based compensation plans; (d) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the common stock, provided that such plan does not provide for the transfer of common stock during the Restricted Period and no public announcement or filing under the Exchange Act is required or voluntarily made; (e) the filing of any registration statement on Form S-8 relating to a stock-based compensation plan; (f) the entry into the capped call transactions, and the performance of our obligations and the exercise of our rights thereunder, and our performance of our obligations and exercise of our rights under the existing convertible note hedge transactions and existing warrant transactions; (g) any shares of common stock issued pursuant to our “at-the-market” equity offering program in the form and in the amounts disclosed in this prospectus supplement; provided no such shares may be issued pursuant to such program unless and until the earlier of (i) the underwriters’ full exercise of the option to purchase additional notes as described in this prospectus supplement and (ii) the expiration of such option, and (h) the issuance of shares of common stock or other securities in connection with a transaction (including the assumption of an employee benefit plan as part of such transaction) with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to clause (h) cannot exceed 5% of the total number of outstanding shares of common stock immediately following the closing of this offering and (y) the recipient of any such shares of common stock and securities issued during the Restricted Period shall enter into a lock-up agreement substantially in the same form as contemplated in the underwriting agreement.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, for a period of 20 days after the date of this prospectus supplement (the “D&O Restricted Period”), has agreed not to (and may not cause any of their direct or indirect affiliates to), without the prior written consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant); or publicly disclose the intention to make any offer, sale, pledge or disposition thereof, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into, or exercisable or exchangeable for, our common stock.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

(a)

(i) the receipt by the lock-up parties from us of shares of our common stock upon the exercise of options (including performance-based options) or warrants, or the settlement of restricted stock units (including performance-based restricted stock units) or other equity awards, in each case under plans described in this prospectus supplement (or as such descriptions are incorporated by reference herein), provided that in the case of clause (i), the shares of our common stock delivered upon such exercise or settlement are subject to the restrictions described in the immediately preceding paragraph, or (ii) the transfer or sale to us of our common stock or any securities convertible into our common stock in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, so long as any such restricted stock units, options, warrants or rights are held by the applicable lock-up party pursuant to an agreement, or are equity awards granted under a stock incentive plan or other equity award plan, in each case described in this prospectus supplement (or as such descriptions are incorporated by reference herein); provided further, that in the case of clause (i) or clause (ii), any related filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such receipt or transfer by, or on behalf of, the lock-up parties, shall clearly indicate in the footnotes thereto that (x) the filing relates to the circumstances described in clause (i) or clause (ii), as applicable, and (y) the shares received upon exercise or settlement are subject to a lock-up agreement in substantially the same form as contemplated in the underwriting agreement;

(b)

(i) the establishment by the lock-up parties of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of shares of common stock, provided that (x) such plan does not provide for the transfer of common stock during the D&O Restricted Period and (y) no public announcement or filing under the Exchange Act shall be required or voluntarily made regarding the establishment of such plan, or (ii) transactions effected pursuant to a Rule 10b5-1 Plan established prior to the date of the lock-up agreements and not modified subsequent thereto, provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required regarding such transaction, such announcement or filing shall include a statement to the effect that such transfer of shares of common stock was made under such plan; provided further, that no public announcement or filing under the Exchange Act shall be voluntarily made regarding such transaction;

(c)

transfers of shares our common stock or any securities convertible into or exercisable or exchangeable for our common stock that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that each such transferee shall be subject to a lock-up agreement in substantially the same form as contemplated in the underwriting agreement; provided further that if the recipient is required to file a report under Section 16(a) of the Exchange Act during the D&O Restricted Period, the recipient shall include a statement in such report to the effect that such transfer is by operation of law or pursuant to a qualified domestic order in connection with a divorce settlement, as the case may be;

(d)

transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of common stock involving a change of control; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock owned by any recipient shall be subject to a lock-up agreement in substantially the same form as contemplated in the underwriting agreement;

(e)

transfers of shares of our common stock (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member or to any trust for the direct or indirect benefit of the lock-up party or any immediate family member or (iv) not involving a change in beneficial ownership; provided that, in each case, each transferee, donee or distributee shall be subject to a lock-up agreement in substantially the same form as contemplated in the underwriting agreement; provided further, that such transfer shall not involve a disposition of value and no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer prior to the expiration of the D&O Restricted Period; and

(f)

any sale or transfer of our common stock or any security convertible into or exercisable or exchangeable for our common stock, provided that the aggregate sale price of all shares of our common stock and such other securities sold or transferred by such directors and executive officers pursuant to this clause (f) during the D&O Restricted Period, together with any sales or transfers by any other individual who has signed or is required to sign a lock-up agreement in connection with this offering, shall not exceed $20 million.

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the several underwriters against certain liabilities, including under the Securities Act and the Exchange Act, or contribute to payments which the underwriters may be required to make in that respect. The underwriters have agreed to reimburse us for certain expenses in connection with this offering.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

We expect that delivery of the notes will be made to investors on or about September 18, 2026, which will be the second trading day after the initial trading date of the notes. Currently, trades in the secondary market for convertible notes ordinarily settle one trading day after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the trading day preceding the delivery of the notes in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Capped Call Transactions

In connection with the pricing of the notes, we have entered into privately negotiated capped call transactions with the option counterparties with respect to the notes. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

We intend to use $99.9 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the over-allotment option granted to the underwriters is exercised with respect to the notes, we intend to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties. If the underwriters exercise their over-allotment option in full, we intend to use approximately $15.0 million of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the notes with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of our common stock in open market transactions following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling shares of our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of the notes, following any redemption of the notes by us or following any repurchase of the notes by us in connection with any fundamental change or holder repurchase option and (y) are likely to do so following any other repurchase of the notes by us, if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes or repurchase observation period related to an exercise of the holder repurchase option, it could affect the number of shares of our common stock and value of the consideration that a holder will receive upon conversion or optional repurchase of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to Our Indebtedness, this Offering and the Notes—The capped call transactions may affect the value of the notes and our common stock.”

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including acting as lenders, administrative agent under our Revolving Facility. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Certain of the underwriters and/or their respective affiliates may become parties to the capped call transactions described above and elsewhere in this prospectus supplement, and, as such, may receive a portion of the net proceeds from this offering. In addition, certain of the underwriters or their respective affiliates are parties to the existing convertible note hedge and existing warrant transactions described elsewhere in this prospectus supplement.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRS”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Market Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Global Payments has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2023 incorporated in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus supplement, are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.axon.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the notes in this offering. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the notes we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement and any accompanying prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed”) in accordance with the Exchange Act and applicable SEC rules and any future filings made by us with the SEC (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed”) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 25, 2026;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026, filed on May 7, 2026, and August 5, 2026, respectively;

•	Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on February 4, 2026, February 13, 2026, March 11, 2026, April 10, 2026, June 1, 2026 and July 10, 2026;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2026, to the extent incorporated by reference in the Annual Report;

•	Description of Securities Registered Pursuant to Section 12 of the Exchange Act, filed as Exhibit 4.2 to our Annual Report; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding the portions, if any, thereof that are “furnished” in accordance with SEC rules) on or after the date of this prospectus supplement.

If we have incorporated by reference any statement or information in this prospectus supplement or accompanying prospectus and we subsequently modify that statement or information with information contained in this prospectus supplement or any accompanying prospectus, the statement or information previously incorporated in this prospectus supplement or any accompanying prospectus is also modified or superseded for purposes of this prospectus supplement and any accompanying prospectus in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for those documents to Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255; Attention: Legal (telephone: (480) 905-2000). Exhibits to any documents incorporated by reference in this prospectus supplement or any accompanying prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement or any accompanying prospectus.

PROSPECTUS

Axon Enterprise, Inc.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Units

Axon Enterprise, Inc. may from time to time issue, in one or more series or classes, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants or units. We refer to our common stock, preferred stock, senior debt securities, subordinated debt securities, warrants and units collectively as the “securities” in this prospectus. Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of the securities in the applicable prospectus supplement or free writing prospectus.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of common stock.

You should read this prospectus and any prospectus supplement or free writing prospectus, including the information we have incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information,” carefully before you invest.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page  2 and any applicable prospectus supplement or free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR FREE WRITING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

The date of this prospectus is February 29, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using an automatic “shelf” registration process. Under this shelf registration process, we may from time to time offer any combination of the securities described in this prospectus in one or more offerings in an amount to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also provide one or more free writing prospectuses containing material information relating to the applicable offering. Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained, or incorporated by reference, in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute (1) an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement, or (2) an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context suggests otherwise, all references to “us,” “our,” “Axon” “we,” the “Company” and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully and evaluate all of the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any other subsequently filed annual, quarterly or other reports that include “Risk Factors” and that are incorporated by reference herein, before purchasing any securities offered in connection with this prospectus. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. In addition, the trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using an automatic “shelf” registration process. Under this shelf registration process, we may from time to time offer any combination of the securities described in this prospectus in one or more offerings in an amount to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also provide one or more free writing prospectuses containing material information relating to the applicable offering. Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained, or incorporated by reference, in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute (1) an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement, or (2) an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context suggests otherwise, all references to “us,” “our,” “Axon” “we,” the “Company” and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, as well as any other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, contain forward-looking statements. . In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on current expectations at that time and projections about future events. Any or all of the forward-looking statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of assumptions or estimates that differ from actual results or as a consequence of known or unknown risks and uncertainties. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to: our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; the ability of law enforcement agencies to obtain funding, including based on tax revenues; our ability to design, introduce and sell new products, services or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to win bids through the open bidding process for governmental agencies; our ability to manage our supply chain and avoid production delays, shortages and impacts to expected gross margins; the impacts of inflation, macroeconomic conditions and global events; the impact of catastrophic events or public health emergencies; the impact of stock-based compensation expense, impairment expense, and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; negative media publicity or sentiment regarding our products; the impact of various factors on projected gross margins; defects in, or misuse of, our products; changes in the costs of product components and labor; loss of customer data, a breach of security, or an extended outage, including by our third party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the United States and in foreign markets, especially related to the classification of our products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; our ability to integrate acquired businesses; the impact of declines in the fair values or impairment of our investments, including our strategic investments; our ability to attract and retain key personnel; litigation or inquiries and related time and costs; and counter-party risks relating to cash balances held in excess of federally insured limits; factors described in any applicable prospectus supplement; and those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and any applicable prospectus supplement. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Although we believe the expectations and projections reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

Axon is a market-leading provider of law enforcement technology solutions with a mission to protect life in service of promoting peace, justice and strong institutions. In 2022, we announced our moonshot goal to cut gun-related deaths between police and the public in the United States in half by 2033.

Axon is building the public safety operating system of the future by integrating a suite of hardware devices and cloud software solutions that not only revolutionize modern policing but also cater to federal agencies, corrections, justice and enterprise-level security needs. Axon’s suite includes cloud-hosted digital evidence management, productivity and real-time operations software, body-worn cameras, in-car cameras, TASER energy devices, robotic security and training solutions.

Our hardware and software solutions advance our long-term strategic vision of (i) obsoleting the bullet, (ii) reducing social conflict, (iii) enabling a fair and effective justice system, and (iv) building for racial equity, diversity, and inclusion. Our products solve some of society’s most challenging problems and our mission attracts top talent. We aim to invent and deliver public safety products that progressively make the right things easier and the wrong things harder every day.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and other general corporate purposes, which may include among other things, acquiring or investing in complementary companies, product lines, products, services or technologies.

We will not receive any proceeds from the sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and applicable law, including the Delaware General Corporation Law (the “DGCL”).

General

As of February 23, 2024, our authorized capital stock consisted of 225,000,000 shares of two classes of stock: 200,000,000 shares of common stock, par value $.00001 per share, and 25,000,000 shares of preferred stock, par value $.00001 per share.

Common Stock

As of February 23, 2024, there were 75,302,832 shares of our common stock outstanding. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Accordingly, holders of a majority of the voting shares are able to elect each class of directors. Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our dissolution, holders of our common stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock, including those set forth above, are subject to, and may be adversely affected by, the rights and preferences of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of material U.S. federal income tax considerations applicable to the preferred stock.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our certificate of incorporation, our bylaws and the DGCL. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our certificate of incorporation and bylaws. Copies of these documents are on file with the SEC and are exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation By Reference.”

Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party-whether friendly or hostile-from acquiring control over us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.

Amendment of Certificate of incorporation and Bylaws

The amendment or repeal of our certificate of incorporation requires approval of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote thereon, (the “Voting Stock”), voting together as a single class. Further, unless otherwise specified, amendment or repeal of our bylaws requires the approval of not less than a majority of the Voting Stock, voting together as a single class.

Board Classification

Prior to the 2022 annual meeting of stockholders, our board of directors was divided into three classes, with one class to be elected each year by our stockholders and serving for three-year terms. As of and after the 2024 annual meeting of stockholders, all directors will be elected for one-year terms and will be up for election at each successive annual meeting.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contain provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors. These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors. These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents. The ownership requirements establish that, at a minimum, holders of record representing 20% of the outstanding shares of common stock of the Company are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors. Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the 12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contain provisions that limit the ability of stockholders to call a special meeting. Unless otherwise specified by our certificate of incorporation or the DGCL, special meetings of the stockholders may only be called by the Chairman of the Board, Chief Executive Officer, the Secretary upon receipt by the Secretary of a valid request from the holder(s) of 25% or more of the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the number of directors then in office. To be considered valid, any such request from the holder(s) of 25% or more of the voting power of the Voting Stock must meet certain requirements set forth in our bylaws.

Proxy Access

Our bylaws contain provisions that permit a stockholder, or a group of stockholders, owning continuously for at least three years a number of shares that represents at least three percent of our outstanding shares of common stock entitled to vote in the election of directors to nominate and include in the proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals and 20% of the total number of directors in office as of the last day notice may be received under the bylaws, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our bylaws.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by the Company, to be considered at an annual meeting of stockholders. These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Further, the approval of a majority of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our certificate of incorporation does not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Exclusive Forum

Under our bylaws, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, if neither such court has jurisdiction, any other state court located within the State of Delaware) will be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or shareholders; (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the DGCL or of our certificate of incorporation or our bylaws; or (iv) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. In addition, our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act. The exclusive forum provision in our bylaws does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The enforceability of similar choice of forum provisions in other companies’ charters and bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in our bylaws to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. The address of the transfer agent and registrar 51 Mercedes Way Edgewood, NY 11717.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.”

DESCRIPTION OF SENIOR DEBT SECURITIES

General

We may issue one or more series of senior debt securities pursuant to this prospectus. We may issue the senior debt securities under an indenture (the “Senior Indenture”), to be entered into in the future among us, and the trustee named in the Senior Indenture (“Senior Indenture Trustee”). The form of Senior Indenture is included as an exhibit to the registration statement of which this prospectus is a part.

Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement or free writing prospectus and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Senior Indenture.

The senior debt securities will rank equally with all of our unsecured and unsubordinated debt. The Senior Indenture is subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Indenture does not limit the amount of senior debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. Such other unsecured debt may have different terms than the senior debt securities. Our previously issued and outstanding senior debt may have different terms from the senior debt securities (including different restrictive covenants and event of default provisions). The terms of the senior debt securities issued under this prospectus will only be as described in the Senior Indenture, this prospectus and any prospectus supplement.

Each prospectus supplement or free writing prospectus, together with a pricing supplement, if applicable, will describe the terms relating to a series of senior debt securities, which may include:

•	the title;

•

any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement, free writing prospectus or pricing supplement, a series of our senior debt securities may be re-opened from time to time for the issuance of additional senior debt securities of that series, subject to the terms and conditions set forth in or established pursuant to the Senior Indenture);

•	the price at which that series of senior debt securities will be issued, which may be at a discount or a premium;

•	whether or not that series of senior debt securities will be issued in global form and, if applicable, who the depositary will be;

•	the maturity date(s) or the method of determining the maturity date(s);

•	the person to whom any interest will be payable on any senior debt security, if other than the person in whose name that security is registered at the close of business on the regular record date;

•

the interest rate(s), if any (which may be fixed or variable), or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

•

the place(s) where payments shall be payable, senior debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

•

the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

•	any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;

•	the denominations in which that series of senior debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

•

if the amounts of payments of principal of and any interest on, that series of senior debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

•

if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•

whether we will pay additional amounts on any of the senior debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

•	if other than as defined in the Senior Indenture, the meaning of “Business Day” when used with respect to that series of senior debt securities;

•

if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;

•	any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and

•

any other terms, which other terms may (subject, in the case of an existing outstanding series of senior debt securities, to the provisions of the Senior Indenture described below under “-Modification of Senior Indenture; Waiver”) amend, supplement or replace any of the terms of the Senior Indenture insofar as it concerns the senior debt securities of that series.

Each prospectus supplement, free writing prospectus or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the senior debt securities that the prospectus supplement, free writing prospectus or pricing supplement covers, as applicable.

Consolidation, Merger or Sale

The Senior Indenture does not permit us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety to any Business Entity unless the following conditions are met:

•

the Business Entity formed by such consolidation or into which we are merged or the Business Entity that acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a Business Entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of our obligations under the Senior Indenture and the senior debt securities; and

•	immediately after giving effect to such transaction, no event of default, or event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

If the conditions described above are satisfied with respect to the senior debt securities, we will not need to obtain the approval of the holders in order to engage in such a consolidation, merger, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity and any transaction that involves a change of control of Axon but in which we do not consolidate with or merge into another entity, as well as any transaction in which we convey, transfer or lease our properties and assets other than substantially as an entirety to a Business Entity.

Reports

The Senior Indenture provides that we will file with the Senior Indenture Trustee, within 15 days after we have filed the same with the United States Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that we will be deemed to have filed copies of any such annual reports, documents or other reports with the Senior Indenture Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).

Events of Default and Remedies Under the Senior Indenture

The following are events of default under the Senior Indenture with respect to each series of senior debt securities:

•	failure to pay any installment of interest upon any senior debt securities of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;

•	failure to pay the principal of any senior debt securities of such series when due;

•

failure to perform or breach of any other covenant or warranty contained in the senior debt securities or the Senior Indenture (other than a covenant or warranty specifically benefiting only another series of senior debt securities), and the continuance of such failure or breach for a period of 90 days after we receive notice of such failure or breach from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization relating to us; and

•	any other event of default specified in the prospectus supplement, free writing prospectus or pricing supplement, if any, relating to that series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are Original Issue Discount Securities, the portion of the principal amount specified in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any), and accrued interest, if any, on the senior debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, holders of a majority in principal amount of the outstanding senior debt securities of that series, by written notice to us and the Senior Indenture Trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the Senior Indenture Trustee a sum sufficient to pay all overdue installments of interest on the senior debt securities of that series, the principal of any senior debt securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Senior Indenture Trustee, the reasonable compensation, expenses, disbursements and advances of the Senior Indenture Trustee, its agents and counsel and any other amount due to the Senior Indenture Trustee under the Senior Indenture, and

•

all events of default with respect to outstanding senior debt securities of that series, other than the non-payment of the principal of and interest on such senior debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Senior Indenture.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:

•	payment of principal or interest; or

•

covenants that cannot be modified or amended without the consent of each holder of an outstanding senior debt security affected thereby (as described under “-Modification of Senior Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Senior Indenture, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series; provided that:

•	the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

•	the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

•	the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made written request, and have offered reasonable indemnity, to the Senior Indenture Trustee to institute the proceedings as trustee; and

•

the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Senior Indenture provides that no holder or group of holders of senior debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Senior Indenture except as provided in the Senior Indenture for the equal and ratable benefit of all holders.

These limitations on instituting proceedings do not apply to a suit instituted by a holder of senior debt securities to enforce the payment of the principal of or interest on the senior debt securities.

We will periodically deliver statements to the Senior Indenture Trustee regarding the existence or absence of defaults under the Senior Indenture.

Modification of Senior Indenture; Waiver

We and the Senior Indenture Trustee may amend or supplement the Senior Indenture without the consent of any holders to, among other things:

•	evidence the succession of another Business Entity to us and the assumption by such successor of our covenants, agreements and obligations in the Senior Indenture and the senior debt securities;

•

add to our covenants, agreements and obligations for the benefit of the holders of all senior debt securities or any series thereof, or to surrender any right or power the Senior Indenture confers upon us;

•	add to or change any of the provisions of the Senior Indenture to permit the issuance of senior debt securities in uncertificated form;

•

establish the form and terms of the senior debt securities of any series and (unless prohibited by the terms of the senior debt securities of any series pursuant to the Senior Indenture) to provide for the re-opening of a series of senior debt securities and for the issuance of additional senior debt securities of such series;

•	evidence and provide for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the senior debt securities of one or more series;

•

cure any ambiguity or correct or supplement any provision in the Senior Indenture that may be inconsistent with any other provision in the Senior Indenture or make other provisions with respect to matters or questions arising under the Senior Indenture;

•

add to, change or eliminate any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided, that the addition, change or elimination neither (a) applies to any senior debt securities of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those senior debt securities with respect to those modified provisions;

•

add to or change or eliminate any provision of the Senior Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Senior Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;

•

to conform the text of the Senior Indenture or the senior debt securities to any provision of the section “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such senior debt securities;

•	secure the senior debt securities; or

•	change anything else that does not adversely affect the interests of any holder of senior debt securities in any material respect.

In addition, under the Senior Indenture, the rights of holders of any series of senior debt securities may be changed by us and the Senior Indenture Trustee with the written consent of (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Senior Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Senior Indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Senior Indenture with respect to such applicable series of debt securities or modify in any manner the rights of the holders of such applicable series of debt securities under the Senior Indenture.

However, no change may be made without the consent of each holder of an outstanding senior debt security affected thereby if such change would, among other things:

•	change the stated maturity of principal of, or any installment of principal or interest on, any such senior debt security;

•	reduce the principal amount of, or the rate of interest on, or any premium payable on, any such senior debt security;

•	change the place where, or currency in which, any principal of or interest on any such senior debt security is payable;

•

impair the right of the holders to institute suit for the enforcement of any payment of any such senior debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of any senior debt security that is subject to repurchase or redemption by us at the option of the holders, on or after the date fixed for such repurchase or redemption);

•

reduce the percentage in principal amount of outstanding senior debt securities of any series the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences with respect to the senior debt securities of such series provided for in the Senior Indenture; and

•

modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification or waiver of other provisions.

Certain Definitions

“Business Entity” means a corporation, association, business trust, partnership, limited liability company or other business entity.

“Capital Stock” means (a) in the case of a corporation, common stock, preferred stock and any other capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, limited liability company interests, and (d) in the case of any other Business Entity, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such Business Entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Original Issue Discount Security” means any senior debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Senior Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” when used with respect to any senior debt securities to be redeemed means the date fixed for such redemption by or pursuant to the Senior Indenture.

“subsidiary” means a Business Entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries.

“Voting Stock” means, with respect to any Business Entity, any class or series of Capital Stock of such Business Entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Business Entity.

Form, Exchange and Transfer

The senior debt securities of each series will be issued as registered securities. Unless otherwise specified in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, senior debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, senior debt securities will be exchangeable for other senior debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Senior Indenture and the limitations applicable to global senior debt securities set forth in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, senior debt securities issued may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent (in addition to the registrar) initially designated by us for any senior debt securities will be named in the applicable prospectus supplement, free writing prospectus or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If the senior debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending on the day of mailing or sending of the relevant notice of redemption; or

•	register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part.

Global Senior Debt Securities

The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any. A global senior debt security shall be issued in registered form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and its nominees and their respective successors. If any senior debt securities of a series are issuable as global senior debt securities, the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global senior debt security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination.

Discharge

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, we may terminate at any time our obligations under the Senior Indenture with respect to any series of senior debt securities (other than certain limited obligations, such as the obligation to transfer and exchange senior debt securities of that series) by (1)(a) delivering all of the outstanding senior debt securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of senior debt securities and (2) complying with certain other provisions of the Senior Indenture.

If we elect to discharge our obligations by depositing cash or United States government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for United States federal income tax purposes as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the senior debt securities deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Senior Indenture Trustee

The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Senior Indenture at the request or direction of any holder of senior debt securities unless the Senior Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Payment Agents

The person in whose name a senior debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest on such senior debt security and for all other purposes.

Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, payment of interest on any senior debt securities on any interest payment date will be made to the person in whose name those senior debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest, except as otherwise provided by the procedures of the depositary. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, principal and interest on the senior debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.

We will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, the corporate trust office or agency of the Senior Indenture Trustee in The City of New York will be designated as the paying agent for payments with respect to senior debt securities.

All moneys that we pay to a paying agent or the Senior Indenture Trustee for the payment of the principal or interest, if any, on any senior debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

The Senior Indenture and senior debt securities are governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

We may issue one or more series of subordinated debt securities pursuant to this prospectus. We may issue the subordinated debt securities under an indenture (the “Subordinated Indenture”), to be entered into in the future among us and the trustee named in the Subordinated Indenture (“Subordinated Indenture Trustee”). The form of Subordinated Indenture is included as an exhibit to the registration statement of which this prospectus is a part.

Below is a description of certain general terms of the subordinated debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Subordinated Indenture. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement or free writing prospectus and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Subordinated Indenture.

The subordinated debt securities will be unsecured and will be subordinated and junior in priority of payment to our Senior Indebtedness (as defined below). The Subordinated Indenture is subject to the Trust Indenture Act. The Subordinated Indenture does not limit the amount of Senior Indebtedness or subordinated debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any debt.

Each prospectus supplement or free writing prospectus, together with a pricing supplement, if applicable, will describe the terms relating to a series of subordinated debt securities, which may include:

•	the title;

•

any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement, free writing prospectus or pricing supplement, a series of our subordinated debt securities may be re-opened from time to time for the issuance of additional subordinated debt securities of that series, subject to any terms and conditions set forth in or established pursuant to the Subordinated Indenture);

•	the price at which that series of subordinated debt securities will be issued, which may be at a discount or a premium;

•	whether or not that series of subordinated debt securities will be issued in global form, and, if applicable, who the depositary will be;

•	the maturity date(s) or the method of determining the maturity date(s);

•

the person to whom any interest will be payable on any subordinated debt security, if other than the person in whose name that security is registered at the close of business on the regular record date;

•

the interest rate(s), if any (which may be fixed or variable), or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

•

the place(s) where payments shall be payable, subordinated debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

•

the period(s) within which, and the price(s) at which, that series of subordinated debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

•	any mandatory or optional sinking fund provisions or any provisions for remarketing that series of subordinated debt securities and other related terms and provisions;

•	the denominations in which that series of subordinated debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the currency or currencies, including composite currencies or currency units, in which that series of subordinated debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of subordinated debt securities may be satisfied and discharged other than as provided in Article Four of the Subordinated Indenture;

•

if the amounts of payments of principal of and any interest on that series of subordinated debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

•

if other than the principal amount thereof, the portion of the principal amount of that series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•

whether we will pay additional amounts on any of the subordinated debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

•	if other than as defined in the Subordinated Indenture, the meaning of “Business Day” when used with respect to that series of subordinated debt securities;

•

if that series of subordinated debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of those certificates, documents or conditions;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the terms pursuant to which any series of subordinated debt securities will be subordinate to any of our debt, if different from those described under “-Subordination” below;

•

any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Subordinated Indenture with respect to that series of subordinated debt securities; and

•

any other terms, which other terms may, subject, in the case of an existing outstanding series of subordinated debt securities, to the provisions of the Subordinated Indenture described below under “-Modification of Subordinated Indenture; Waiver,” amend, supplement or replace any of the terms of the Subordinated Indenture insofar as it concerns the subordinated debt securities of that series.

Each prospectus supplement, free writing prospectus or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the subordinated debt securities that the prospectus supplement, free writing prospectus or pricing supplement covers, as applicable.

Subordination

The payment of the principal of, and premium, if any, and interest on, and any other amounts payable with respect to the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, whether such Subordinated Indebtedness is outstanding at the time such subordinated debt securities are issued or incurred thereafter. The Subordinated Indenture does not limit or prohibit us from incurring Senior Indebtedness. Holders of subordinated debt securities should also recognize that contractual provisions in the Subordinated Indenture may prohibit us from making payments on the subordinated debt securities under specified circumstances.

“Senior Indebtedness” means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Federal bankruptcy law or any other applicable Federal or State law, but only to the extent allowed or permitted to the holder of such Indebtedness of the Company against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any Indebtedness of the Company incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Indebtedness of the Company; provided, however, that the following will not constitute Senior Indebtedness:

(a)

any of our Indebtedness as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness shall be subordinated to or pari passu with the subordinated debt securities;

(b)	Indebtedness of the Company in respect of the subordinated debt securities;

(c)	any of our Indebtedness constituting trade accounts payable arising in the ordinary course of business;

(d)

any of our Indebtedness initially issued to any Capital Trust (as defined below) in connection with an issuance by such Capital Trust of preferred securities or other securities similar to preferred securities; and

(e)	any of our Indebtedness owed to any of our subsidiaries.

“Indebtedness,” as applied to a person, means, as of the date on which Indebtedness is to be determined and without duplication (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (iv) all Indebtedness of others for the payment of which such person is responsible or liable as obligor or guarantor.

“Capital Trust” means any Delaware business trust, or any other similar trust, or any partnership or other entity affiliated with us created for the purpose of issuing securities in connection with the issuance of subordinated debt securities under the Subordinated Indenture.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due (subject to any applicable grace period). This means that the Subordinated Trustee and the holders of subordinated debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

Payment Over of Proceeds Upon Dissolution, Etc. The Subordinated Indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in such event:

(a)	the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the holders of the subordinated debt securities of any series are entitled to receive any payment on account of the principal amount, interest or any such other amounts as may be payable under the Subordinated Indenture, if any, in respect of the subordinated debt securities of such series; and

(b)

any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the subordinated debt securities or the Subordinated Indenture Trustee would be entitled but for the subordination provisions of the Subordinated Indenture, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the securities of such series, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

In the event that, notwithstanding the provisions described in the preceding paragraph, the Subordinated Indenture Trustee or the holder of any subordinated debt security of any series receives any payment or distribution of our assets of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the securities of such series, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact has been made known to the Subordinated Indenture Trustee as provided in the Subordinated Indenture, or, as the case may be, such holder of subordinated debt securities, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of our assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

By reason of such subordination, in the event of any distribution of our assets in connection with any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to us, or our liquidation, dissolution or winding up, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of such distribution, to the extent made in respect of such subordinated debt securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•	our creditors who are neither holders of subordinated debt securities nor holders of Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities.

Our consolidation with, or our merger into, another corporation or our liquidation or dissolution following the conveyance or transfer of our properties and assets substantially as an entirety to another person upon the terms and conditions described below under “-Consolidation, Merger or Sale,” will not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions of the Subordinated Indenture if the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety, as the case may be, will, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions described under “-Consolidation, Merger or Sale.”

Prior Payment to Senior Indebtedness upon Acceleration of Subordinated Debt Securities. In the event that any subordinated debt securities of any series are declared due and payable before their stated maturity, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision will be made for such payment in cash, before the holders of the subordinated debt securities of such series are entitled to receive any payment from us on account of the principal, premium, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series or on account of the purchase or other acquisition of subordinated debt securities of such series. In the event that we make any payment to the Subordinated Indenture Trustee or the holder of any subordinated debt securities of any series that is prohibited by the provisions described in the immediately preceding sentence, then such payment generally must be paid over and delivered to us by the person holding such payment for the benefit of the holders of Senior Indebtedness. The provisions described in this paragraph do not apply to any payment with respect to which the provisions described above under the caption “-Payment Over of Proceeds Upon Dissolution, Etc.” would be applicable.

Default in Senior Indebtedness. In the event and during the continuation of any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that the maturity of any of our Senior Indebtedness has been accelerated because of a default, then, in any such case, no payment will be made by us with respect to the principal, premium, or interest or any other amounts that may be payable on the subordinated debt securities until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

Other. We are required to give prompt written notice to the Subordinated Indenture Trustee of any fact known to us which would prohibit the making of any payment in respect of the subordinated debt securities of any series.

If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement, free writing prospectus or pricing supplement or information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Consolidation, Merger or Sale

The Subordinated Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any person, so long as, immediately after giving effect to such transaction, no event of default under the Subordinated Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Subordinated Indenture and the subordinated debt securities and be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia.

Events of Default Under the Subordinated Indenture

The following are events of default under the Subordinated Indenture with respect to each series of subordinated debt securities:

•	default in the payment of any installment of interest upon any subordinated debt security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of the principal of any subordinated debt security of such series when due; or

•

default in the performance, or breach, of any covenant or warranty of the Company in the Subordinated Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with or which has been expressly included in the Subordinated Indenture solely for the benefit of a series of subordinated debt securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding subordinated debt securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

•

the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

•

the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

•	any other event designated as an event of default in the prospectus supplement, free writing prospectus or pricing supplement, if any, with respect to subordinated debt securities of that series.

If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series, by notice in writing to us (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the principal of (or if such subordinated debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any), and accrued interest, if any, due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained holders of a majority in principal amount of the outstanding subordinated debt securities of that series, by written notice to us and the Subordinated Indenture Trustee, may rescind and annul such declaration and its consequences if:

•

we have paid or deposited with the Subordinated Indenture Trustee a sum sufficient to pay all overdue installments of interest on the subordinated debt securities of that series, the principal of any subordinated debt securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Subordinated Indenture Trustee, the reasonable compensation, expenses, disbursements and advances of the Subordinated Indenture Trustee, its agents and counsel and any other amount due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

•

all events of default with respect to outstanding subordinated debt securities of that series, other than the non-payment of the principal of and interest on such subordinated debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Subordinated Indenture.

The holders of a majority in principal amount of the outstanding subordinated debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:

•	payment of principal or interest; or

•

covenants that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected (as described under “-Modification of Subordinated Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Subordinated Indenture, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless the holders have offered the Subordinated Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

•	the direction given to the Subordinated Indenture Trustee is not in conflict with any law or the Subordinated Indenture;

•	the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

•	the Subordinated Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to the subordinated debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series have made written request, and have offered reasonable indemnity, to the Subordinated Indenture Trustee to institute the proceedings as trustee; and

•

the Subordinated Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Subordinated Indenture provides that no holder or group of holders of subordinated debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Subordinated Indenture except as provided in the Subordinated Indenture for the equal and ratable benefit of all holders.

These limitations on instituting proceedings do not apply to a suit instituted by a holder of subordinated debt securities to enforce the payment of the principal of or interest on the subordinated debt securities.

We will periodically file statements with the Subordinated Indenture Trustee regarding our compliance with the conditions and covenants in the Subordinated Indenture.

Modification of Subordinated Indenture; Waiver

We and the Subordinated Indenture Trustee may amend or supplement the Subordinated Indenture without the consent of any holders to, among other things:

•	evidence the succession of another person and the assumption by such person of our covenants in the Subordinated Indenture and subordinated debt securities;

•

add to our covenants, agreements and obligations for the benefit of the holders of all subordinated debt securities or any series thereof, or to surrender any right or power the Subordinated Indenture confers upon us;

•

establish the form and terms of the subordinated debt securities of any series and (unless prohibited by the terms of the subordinated debt securities of any series pursuant to the Subordinated Indenture) to provide for the re-opening of a series of subordinated debt securities and for the issuance of additional subordinated debt securities of such series;

•

evidence and provide for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the subordinated debt securities of one or more series;

•

cure any ambiguity, to correct or supplement any provision in the Subordinated Indenture which may be inconsistent with any other provision in the Subordinated Indenture or make other provisions with respect to matters or questions arising under the Subordinated Indenture;

•

add to, change or eliminate any provisions of the Subordinated Indenture (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that the addition, change or elimination neither (a) applies to any subordinated debt security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those subordinated debt securities with respect to those modified provisions;

•

add to or change or eliminate any provision of the Subordinated Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Subordinated Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;

•	secure the subordinated debt securities; or

•	change anything else that does not adversely affect the interests of any holder of subordinated debt securities.

In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by us and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series that is affected. However, no change may be made without the consent of the holder of each outstanding subordinated debt security affected if such change would, among other things:

•	change the stated maturity of principal of, or any installment of principal or interest on, any such subordinated debt security;

•	reduce the principal amount of a discount security payable upon declaration of acceleration;

•	reduce the principal amount of, or the rate of interest on, or reduce any premium payable on, any of the subordinated debt securities;

•	change the place where, or currency in which, any principal of or interest on any such subordinated debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any of the subordinated debt securities;

•	change the terms of the subordination of the subordinated debt securities in a manner adverse to the holders of any series of outstanding subordinated debt securities;

•

reduce the percentage in principal amount of outstanding subordinated debt securities of any series, the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Indenture or certain defaults thereunder and their consequences) with respect to the subordinated debt securities of such series provided for in the Subordinated Indenture; and

•

modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification of waiver or other provisions.

Form, Exchange and Transfer

The senior debt securities of each series will be issued as registered securities. Unless otherwise specified in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, subordinated debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, subordinated debt securities will be exchangeable for other subordinated debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Subordinated Indenture and the limitations applicable to global subordinated debt securities set forth in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, subordinated debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent (in addition to the registrar) initially designated by us for any subordinated debt securities will be named in the applicable prospectus supplement, free writing prospectus or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

If the subordinated debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any subordinated debt securities of, that series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities for redemption and ending on the day of mailing or sending of the relevant notice of redemption; or

•

register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part.

Global Subordinated Debt Securities

The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any. A global subordinated debt security shall be issued in registered form in either temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for that subordinated debt security and its nominees and their respective successors. If any subordinated debt securities of a series are issuable as global subordinated debt securities, the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global subordinated debt security may exchange their interests for definitive subordinated debt securities of like series and tenor and principal amount in any authorized form and denomination.

Discharge

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, we may terminate at any time our obligations under the Subordinated Indenture with respect to any series of subordinated debt securities (other than certain limited obligations, such as the obligation to transfer and exchange subordinated debt securities of that series) by (1)(a) delivering all of the outstanding subordinated debt securities of that series to the Subordinated Indenture Trustee to be cancelled or (b) depositing with the Subordinated Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with certain other provisions of the Subordinated Indenture.

If we elect to discharge our obligations by depositing cash or United States government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for United States federal income tax purposes as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the subordinated debt securities deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated debt security would not receive cash (except for current payments of interest on that subordinated debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that subordinated debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Subordinated Indenture Trustee

The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only those duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Subordinated Indenture at the request or direction of any holder of subordinated debt securities unless the Subordinated Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Payment Agents

The person in whose name a debt security subordinated is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest on such subordinated debt security and for all other purposes.

Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, payment of interest on any subordinated debt securities on any interest payment date will be made to the person in whose name those subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest, except as otherwise provided by the procedures of the depositary. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, principal and interest on the subordinated debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.

We will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, the corporate trust office of the Subordinated Indenture Trustee in the City of New York will be designated as the paying agent for payments with respect to subordinated debt securities.

All moneys that we pay to a paying agent or the Subordinated Indenture Trustee for the payment of the principal or interest, if any, on any subordinated debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

The Subordinated Indenture and subordinated debt securities will be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. If we indicate in the prospectus supplement or free writing prospectus, the terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, senior debt securities and/or subordinated debt securities or other securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant. You should read the warrant agreement for provisions that may be important to you.

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of warrants, including some or all of the following:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•

the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security, and the procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase senior or subordinated debt securities, the principal amount of senior or subordinated debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of senior or subordinated debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to, or adjustments in, the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates or periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise, including any limitations on the minimum or maximum amount of warrants that may be exercised at any one time;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	the federal income tax consequences of holding or exercising the warrants;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any additional terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. This section outlines certain provisions of the units that we may issue. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement or free writing prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement or free writing prospectus relating to an offering of the particular unit. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement or free writing prospectus related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	whether the units will be issued in global entry or certificated form;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly by us or any selling securityholder to investors;

•	through agents;

•	through a combination of these methods; or

•	through any other method permitted pursuant to applicable law.

Registration of the securities covered by this prospectus and any prospectus supplement or free writing prospectus does not mean that those securities necessarily will be offered or sold. In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If underwriters, dealers or agents are used in the sale, the securities will be acquired by the underwriters, dealers or agents for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we and any underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:

•	the names of any underwriters, dealers, agents or other counterparties;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholder, if any;

•	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us, any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Dealers and Agents

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions as described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters, dealers or agents with which we have a material relationship and will describe the nature of any such relationship in the prospectus supplement or free writing prospectus, naming any such underwriters, dealers or agents.

We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholder and the underwriters, dealers and agents.

We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholder or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholder will identify any such underwriter, dealer or agent and describe any compensation received by them from us or any selling securityholder. Any public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us or any selling securityholder in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us or any selling securityholder, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.

Direct Sales

We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters, dealers or agents. In this case, no underwriters, dealers or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement or free writing prospectus.

Trading Market and Listing of Securities

Each series of securities sold pursuant to a prospectus supplement or free writing prospectus, other than our common stock which is listed on NASDAQ, will be a new issue of securities with no established trading market. We may elect to list securities other than common stock on an exchange, but unless specified in the applicable prospectus supplement or free-writing prospectus, we shall have no obligation to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Cravath, Swaine & Moore LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the SEC maintains a web site at www.sec.gov where you can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement. Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information-including any information and related exhibits which are furnished under Item 2.02 and Item 7.01 of Current Report on Form 8-K-that is deemed to have been furnished to, rather than filed with, the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	Current Reports on Form 8-K filed with the SEC on February 27, 2024 (excluding Item 2.02 and Exhibit 99.1); and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or calling us at the following:

Axon Enterprise, Inc

Attention: Corporate Secretary

17800 North 85th Street, Scottsdale, Arizona 85255

(480) 991-0797

As noted above, you may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axon.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$1,000,000,000

$1,000,000,000 0% Convertible Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC

Morgan Stanley

J.P. Morgan

RBC Capital Markets

Citigroup

Co-Managers

Baird

Citizens Capital Markets

Needham & Company

Piper Sandler

September 15, 2026